Nicor Inc.
                                                                      Form 10-Q
                                                                   Exhibit 10.1

                 IN THE UNITED STATES DISTRICT COURT
            FOR THE NORTHERN DISTRICT OF ILLINOIS
                          EASTERN DIVISION

-------------------------------------------------
RICK SINGER, on behalf of himself and all others )
similarly situated,                              )
                                                 )
                                 Plaintiff,      )
                   v.                            )     No. 02 C 5168
                                                 )
NICOR INC., et al.,                              )
                                                 )
                                 Defendants.     )
-------------------------------------------------)

                         STIPULATION OF SETTLEMENT
                        OF SECURITIES CLASS ACTION
                        --------------------------

      This stipulation and agreement of settlement dated as of April 23, 2004 (the "Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into between (i) Lead Plaintiff Local 804 I.B.T. and Local 447 I.A.M. - UPS Retirement Trust ("Teamsters" or "Lead Plaintiff") and additional named plaintiff Detectives Endowment Association Annuity Fund ("DEA Fund" or "Additional Named Plaintiff"), individually and on behalf of all other members of the Class (as defined herein); (ii) defendants Nicor Inc. ("Nicor"), Thomas
L. Fisher ("Fisher"), Kathleen L. Halloran ("Halloran"), George M. Behrens ("Behrens") and Philip S. Cali ("Cali") (collectively, the "Nicor Defendants"); and (iii) Arthur Andersen LLP ("Andersen") (the Nicor Defendants and Andersen are referred to collectively herein as the "Defendants"), by and through their respective counsel. This Stipulation is entered into by the Settling Parties to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the terms and conditions set forth below.

      WHEREAS, on July 22, 2002 and thereafter, the following actions were filed in the United States District Court for the Northern District of Illinois (the "Court") by and on behalf of

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purchasers of Nicor common stock, alleging violations of the federal securities laws by certain of the Nicor Defendants:

      Singer v. Nicor Inc., et al., No. 02 C 5168
      Kaltman v. Nicor Inc., et al., No. 02 C 5239
      Pilgreen v. Fisher, et al., No. 02 C 5319
      Hunt v. Nicor Inc., et al., No. 02 C 6037
      Kotowich v. Nicor Inc., et al., No. 02 C 6757
      Rodgers v. Nicor Inc., et al., No. 02 C 6761
      Johnson v. Nicor Inc, et al., No. 02 C 5558

      WHEREAS, on or about March 12, 2003, the Court consolidated all of the foregoing actions into a single action (the "Action") under Case No. 02 C 5168 for all purposes;

      WHEREAS, pursuant to Section 21D(a)(3)(A)(i) of the Securities Exchange Act of 1934 (the "Exchange Act"), on July 22, 2002, plaintiff Rick Singer published notice of the pendency of this class action in a national business-oriented wire service, advising members of the purported class of their right to move the Court to serve as lead plaintiff or plaintiffs no later than 60 days from the date of publication of the first notice published in this matter; and

      WHEREAS, by Order of October 29, 2002, the Court appointed the Teamsters as Lead Plaintiff and approved the Lead Plaintiff's selection of Schoengold & Sporn, P.C. as Lead Counsel and the law firm of Miller Faucher & Cafferty LLP as Liaison Counsel; and

      WHEREAS, on or about February 14, 2003, an Amended Class Action Complaint was filed by Lead Plaintiff and the Additional Named Plaintiff on behalf of a class consisting of all purchasers of Nicor common stock in the period from November 24, 1999 to July 19, 2002 and naming the Nicor Defendants and Andersen as defendants in this action; and

      WHEREAS, on or about March 31, 2003 the Nicor Defendants filed a motion to dismiss

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 the amended Complaint; and

      WHEREAS, on or about April 23, 2003, the Court granted Lead Plaintiff's cross-motion for limited particularized discovery and for a partial lifting of the discovery stay, directing production of voluminous documents in the following categories: (1) documents already produced by Nicor to the Illinois Commerce Commission, Citizens Utility Board, Illinois Attorney General, the Cook County State's Attorney's Office, and the Securities and Exchange Commission since June 15, 2002 relating to the allegations contained in the whistleblower memorandum referred to in Nicor's July 15, 2002 press release; (2) documents already produced to any of these agencies relating to the investigation of the whistleblower memorandum by Sidley Austin Brown & Wood in preparation of the report by Scott Lassar filed with the SEC on October 31, 2002; and (3) documents already produced to any of these agencies relating to alleged accounting irregularities at Nicor Energy first disclosed by Nicor in a July 18, 2002 press release; and

      WHEREAS, on or about May 19, 2003 Andersen filed a motion to dismiss the Amended Complaint; and

      WHEREAS, on or about May 28, 2003, this action was reassigned to United States District Judge Charles R. Norgle from United States District Judge George
W. Lindberg; and

      WHEREAS, on or about February 12, 2004, the Court, by two separate orders, denied the motion to dismiss of the Nicor Defendants and the motion to dismiss of Andersen; and

      WHEREAS, Lead Counsel have extensively litigated this Action and conducted vigorous and lengthy arms'- length negotiations with counsel for the Defendants, having done the following:

           (a) fully researched and reviewed the facts and law prior to commencement of this action;

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           (b)  conducted in-depth discovery, including extensive document review;
           (c)  engaged and conferred extensively with an accounting expert;
           (d) engaged and conferred extensively with a damages expert regarding the impact of company-specific events in the context of energy and gas markets;
           (e)  engaged and conferred with an expert on gas and energy matters;
                and
           (f) engaged in vigorous and extended arms'-length negotiations with the Defendants with the aim of disposition of this action; and

have concluded, based on that investigation and those negotiations, that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and the Class, and in their best interests;

      WHEREAS, Lead Plaintiff's decision to enter into this Stipulation is based on its participation in the various phases of the litigation, review of its counsels' investigation of the facts and circumstances underlying Lead Plaintiff's claims, the record developed herein by virtue of the above, and its counsel's assessment of the strengths and weaknesses of those claims reviewed, discussed and concurred in; and

      WHEREAS, at all times, the Nicor Defendants have denied and continue to deny that they have committed any wrongful act or violation of law or duty of any nature, but have decided to enter into this Stipulation solely for the purpose of avoiding prolonged and expensive litigation and the drain on Nicor's resources and employees' time and energy that such litigation would entail, and to finally put to rest any and all claims that were or could have been asserted in the Action, or arising out of the matters set forth in the pleadings, without in any way acknowledging any fault or liability; and

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      WHEREAS, at all times, Andersen has denied and continues to deny that it has committed any wrongful act or violation of law or duty of any nature, but has decided to enter into this Stipulation solely for the purpose of avoiding prolonged and expensive litigation and the drain on Andersen's resources and employees' time and energy that such litigation would entail, and to finally put to rest any and all claims that were or could have been asserted in the Action, or arising out of the matters set forth in the pleadings, without in any way acknowledging any fault or liability; and

      WHEREAS, the Settling Parties (as defined herein) have resolved their differences and wish to settle and compromise the within Action;

      NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among Plaintiffs and the Defendants, by their duly authorized counsel, that, subject to the approval of the Court, the Action shall be settled, compromised and dismissed with prejudice as to the Defendants, and the Released Claims shall be finally and fully compromised, settled and dismissed as to the Released Parties, upon and subject to the following terms and conditions (the "Settlement"):

                             DEFINITIONS

      1. As used in this Stipulation, in addition to the terms herein above defined, the following terms shall have the following meanings:

           a. "Authorized Claimant" means a member of the Class whose Proof of Claim has been allowed as provided in Par. 21 hereof.
           b. "Claimant" means any member of the Class who files a Proof of Claim in such manner as the Court shall prescribe.
           c. "Claims Administrator" means The Garden City Group, Inc., 105 Maxess Road, Melville, New York 11747.

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           d.   "Class" means the class to be certified by the Court in this
                Action for settlement purposes only, which includes all Persons who purchased common stock of Nicor during the Class Period who do not submit a timely request for exclusion from the Class in accordance with Par. 44 hereof. Also excluded from the Class are the Defendants, members of the Individual Defendants' immediate families, any entity in which any Defendant has a controlling interest or is a parent or subsidiary controlled by Nicor or Andersen, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors and assigns of any of the Defendants.
           e. "Class Period" means the period from November 24, 1999 to July 19, 2002.
           f. "Nicor Defendants" means defendants Nicor, Fisher, Halloran, Behrens and Cali.
           g. "Defendants" means, collectively, the Nicor Defendants and Andersen.
           h.   "Representative Plaintiff" means the Teamsters.
           i. "Effective Date" means the first business day after the Court's judgment approving this Stipulation becomes Final pursuant to Par. 29 hereof.
           j. "Hearing Order" means the Order of Preliminary Approval of Settlement and Directing Notice of Settlement and Administration substantially in the form attached hereto as Exhibit A.
           k.   "Settlement Amount" means $39,000,000.

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           l.   "Settlement Fund" means $39,000,000, plus interest which has been earned or accrued thereon in accordance with the provisions of this Stipulation.
           m. "Net Settlement Fund" means the "Settlement Fund" less (i) any award of attorneys' fees and expenses to counsel for the plaintiffs and (ii) reasonable and necessary costs to provide notice to the class and to administer the Settlement Fund.
           n. "Nominees" means brokerage firms, banks and other institutions which held Nicor common stock purchased during the Class Period for the benefit of beneficial owners.
           o. "Notice" means the Notice of Pendency of Class Action, Proposed Settlement and Settlement Hearing, substantially in the form of Exhibit A-1, hereto.
           p. "Notice Account" means an account established by Lead Plaintiff's Counsel, in his capacity as Settlement Escrow
                Agent, at the JPMorganChase Bank ("Chase Bank"), 214 Broadway, New York, New York 10038, Account No. 441613190065, to be used, pursuant to Par. 12 hereof, to pay for the reasonable costs incurred to provide notice to the Class.
           q. "Parties" or "Settling Parties" means the Lead Plaintiff and the Additional Named Plaintiff, on behalf of themselves and all other members of the Class, and the Defendants.
           r. "Lead Plaintiff's Counsel" refers to the law firm of Schoengold & Sporn, P.C., 19 Fulton Street, Suite 406, New York, New York 10038.

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           s.   "Liaison Counsel" refers to the law firm of Miller Faucher &
                Cafferty LLP, 30 North La Salle Street, Suite 3200, Chicago, Illinois 60602.
           t. "Released Claims" means any and all claims, causes of action, rights, actions, suits, obligations, debts, demands, judgments, agreements, promises, liabilities, damages, losses, controversies, costs, expenses or attorneys' fees, of every nature and description whatsoever that have been or could have been asserted in the Action and whether direct or indirect, now known or unknown, suspected or unsuspected, accrued or unaccrued, in law or in equity, whether having arisen or yet to arise, including without limitation, any claims of violations of federal or state securities laws and any federal or state claims of fraud, intentional misrepresentation, negligent misrepresentation, negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations that have been or could have been alleged or asserted now or in the future by the Representative Plaintiff or any Class member against the Defendants or any of the Released Parties in this Action or in any other court action or before any administrative body, tribunal, arbitration panel, or other adjudicatory body, arising out of, relating to, or in connection with (i) a Class Member's ownership, purchase(s) or sale(s) of Nicor securities during the Class Period, (ii) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were alleged or could have been alleged in the Action, or (iii) any disclosures or oral or

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                written representations or alleged omissions that were issued, made or operative during the Class Period.
           u. "Released Parties" means:(a) Nicor and all of Nicor's past, present and future parent companies, subsidiaries, divisions, related or affiliated entities, joint ventures, predecessors and successors, and their past, present and future directors, officers (including but not limited to Fisher, Halloran, Behrens and Cali), partners, principals, employees, shareholders, agents, advisors, attorneys, and insurers, including but not limited to, insurers, co-insurers, and reinsurers, and their respective heirs, executors, administrators, personal or legal representatives, successors, transferees and assigns, spouses, or any members of their immediate families, and any and all persons natural or corporate in privity with them or acting in concert with any of them or acting on behalf of or at the direction of any of them; and
                                         (b) (i) Arthur Andersen LLP, AWSC
                Societe Cooperative, en liquidation, Accenture LLP (formerly known as Andersen Consulting LLP), and Accenture Partners, SC (formerly known as Andersen Consulting Partners, SC); (ii) the respective past and present subsidiaries, parents, successors and predecessors, member firms, affiliates, related entities and divisions of (i); (iii) all present and former shareholders, members, partners, principals, managing or other agents, management personnel, advisors, officers, directors, administrators, attorneys, consultants, accountants, representatives, servants and employees of (i) and (ii); (iv) all heirs, spouses, estates, executors,

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                administrators, successors and assigns of (iii); and
                (v) insurers and reinsurers of (i), (ii) and (iii) in their capacities as insurers or reinsurers of (i), (ii) and (iii) with respect to claims relating to this Action.
           v. "Settlement Escrow Account" means the escrow account established by the Settlement Escrow Agents at the Chase Bank, 214 Broadway, New York, New York 10038, Account No. 441613191965.
           w. "Joint Settlement Escrow Agents" means Lead Plaintiff's Counsel (Schoengold & Sporn, P.C.) and counsel for the Nicor Defendants (Mayer, Brown, Rowe & Maw LLP), who shall serve as joint escrow agents for the Settlement Escrow Account, in accordance with the Escrow Agreement executed on April 15, 2004, which is incorporated herein by reference, until the Effective Date of the Settlement. After the Effective Date, counsel for the Nicor Defendants shall immediately resign as Joint Settlement Escrow Agents and Schoengold & Sporn P.C. shall serve as sole Settlement Escrow Agent.
           x. "Settlement Hearing" means the hearing to be held by the Court on a date to be set by it at the United States Courthouse, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, to consider final approval of the Settlement pursuant to Rule 23 of the Federal Rules of Civil Procedure as fair, reasonable and adequate, to approve the proposed plan of allocation, and to award Lead Plaintiff's Counsel's fees and reimbursement of costs and expenses.
           y. "Stipulation" means this Stipulation of Settlement and the exhibits attached hereto and incorporated herein by reference.

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

                           THE SETTLEMENT

      2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition and settlement of all claims, actions, suits, causes of action, and liabilities relating to any of the facts, transactions, events, occurrences, acts or omissions which have been asserted or could have been asserted by the Class or any of its members against the Released Parties in the Action.
      3. Valuable consideration for the settlement of this Action has been, or will be, paid as follows in consideration of and contingent upon the dismissal of the Action against the Defendants by entry of the final judgment of dismissal described in Par. 16 hereof, with prejudice and without costs to any Party (except as otherwise provided herein):
           a. the Nicor Defendants have paid the sum of $38,400,000 into the Settlement Escrow Account to be invested in accordance with Par. 10-11 hereof and have paid an additional $100,000 to the Notice Account, which shall be used in accordance with Par. 12 hereof;
           b. On or before April 26, 2004, Andersen shall pay or cause to be paid (by federal wire) the sum of $500,000 into the Settlement Escrow Account;
           c. The settlements with the Nicor Defendants and Andersen are separate and independent; neither is contingent on final Court approval of the other.
      4. If, for any reason, this Settlement does not become Final (as defined in Par. 29 hereof) or is terminated pursuant to the provisions of this Stipulation, the Settlement Fund and accrued interest earned thereon, plus any amounts remaining in the Notice Account, shall be returned to the persons or parties contributing such funds proportional to their respective contributions. Neither the Representative Plaintiff nor Lead Plaintiff's Counsel shall have any responsibility or obligation to reimburse the Nicor Defendants for any funds used or committed

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for the reasonable costs incurred in connection with providing notice to the
Class and/or administration of the Settlement Fund.
      5. The funds held in the Settlement Escrow Account and the Notice Account shall be held in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court or returned to the Nicor Defendants and Andersen as provided herein.
      6. The Settlement Escrow Agent(s) and/or any other person necessary to effectuate this paragraph agree to treat the Settlement Fund as being at all times one or more "qualified settlement funds" within the meaning of Treas. Reg. Sec. 1.468B-1 and Lead Plaintiff's Counsel as the "administrator" of the Settlement Fund within the meaning of Treas. Reg. Sec. 1.468B-2(k)(3). In addition, Lead Plaintiff's Counsel and, as required, the Defendants contributing any settlement consideration, shall jointly and timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the "relation-back" election (as defined in Treas. Reg. Sec. 1.468B-1(j)(2)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Lead Plaintiff's Counsel, to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereunder to cause the appropriate filing to occur.
      7. Lead Plaintiff's Counsel, in their capacity as Settlement Escrow Agent, shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Sec. 1.468B-2(k)). Such returns (as well as the election described in Par. 6 hereof) shall be consistent with this paragraph and in all events shall reflect that all taxes (including any estimated taxes,

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interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in Par. 10 hereof.
      8. All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the Defendants with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes") and (ii) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph) ("Tax Expenses"), shall be paid out of the Settlement Fund; in no event shall the Defendants have any liability or responsibility for the Taxes or the Tax Expenses. Further, Taxes and the Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Settlement Escrow Agent(s) out of the Settlement Fund without prior order from the Court and the Settlement Escrow Agent shall be obligated to withhold from distribution to Class members any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(l)(2)). The Parties hereto agree to cooperate with the Settlement Escrow Agent(s), each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.
      9. For the purpose of Par. 6-8 hereof, references to the Settlement Fund shall include the Settlement Fund and the Net Settlement Fund, whether deposited in the Notice Account or the Settlement Escrow Account, and shall also include any earnings thereon.

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      10.  Before the Effective Date of the Settlement, the Joint Settlement
Escrow Agents shall cause the sum deposited in the Settlement Escrow Account to be invested in instruments backed by the full faith and credit of the United States government, a mutual fund invested solely in such instruments, or certificates of deposit issued by Chase Bank so long as those investments have a maturity of 30 days or less, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of $100,000 or less may be held in an interest-bearing bank account insured by the FDIC. Lead Plaintiff's Counsel, in their capacity as Settlement Escrow Agent, will undertake to maintain records of all such investments and all transactions in the Settlement Escrow Account, which shall be made available at reasonable times for inspection by any of the undersigned counsel, their duly appointed agents or any member of the Class. Prior to the Effective Date, no payments shall be made out of the Settlement Escrow Account unless such payments are specifically authorized in writing by both of the Joint Escrow Agents pursuant to the provisions of the Escrow Agrement.
      11. After the Effective Date, counsel for the Nicor Defendants shall immediately resign as Escrow Agents and Lead Plaintiff's Counsel shall serve as sole Settlement Escrow Agent. After the Effective Date, the Settlement Escrow Agent shall cause the sums deposited in the Settlement Escrow Account to be invested in instruments backed by the full faith and credit of the United States government, a mutual fund invested solely in such instruments or certificates of deposit issued by Chase Bank of any duration or type and the Settlement Escrow Agent shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of $100,000 or less may be held in an interest-bearing bank account insured by the FDIC.
      12. Lead Plaintiff's Counsel, in their capacity as Settlement Escrow Agent, without further approval from the Nicor Defendants, may pay out of the Notice Account the reasonable costs and expenses associated with identifying members of the Class and providing notice to the

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Class, including printing and mailing costs, reimbursement of Nominees' actual expenses incurred in connection with notice, the actual costs of publication of the Summary Notice, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims. Lead Plaintiff's Counsel shall provide the Nicor Defendants with appropriate documentation of all disbursements from the Notice Account.
      13. Any additional costs of providing notice, as well as any other reasonable expenses incurred in connection with carrying out the terms and conditions of this Stipulation or arising from the administration, management or distribution of the Settlement Escrow Account or the Settlement Fund shall be paid out of the Settlement Escrow Account in accordance with Par. 10 hereof.
      14. The Net Settlement Fund shall be administered by Lead Plaintiff's Counsel and the Claims Administrator, acting as Lead Plaintiff's Counsel's agent, subject to the Court's direction and supervision, and shall be paid to Authorized Claimants, as set forth herein, on or after the Effective Date of the Settlement pursuant to the provisions of this Stipulation. Except as provided in Par. 10 hereof, the Defendants shall have no responsibility for the administration of the Settlement and under no circumstances shall have any liability to the Class in connection with such administration.

            SUBMISSION OF SETTLEMENT TO COURT FOR REVIEW

      15. As soon as practicable after this Stipulation has been executed, but in no event later than April 28, 2004, the Parties shall jointly apply to the Court for entry of an Order (the "Hearing Order") substantially in the form attached hereto as Exhibit A:
           a. Preliminarily approving the Settlement and provisionally certifying the Class solely for settlement purposes;

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           b.   Directing that a Settlement Hearing be held to determine
                whether the Settlement should be approved as fair, reasonable, adequate and in the best interests of the Class and whether a Final Judgment Order and Judgment, substantially in the form attached hereto as Exhibit B, should be entered dismissing the Action with prejudice as against the Defendants; to determine whether the plan of allocation described in the Notice is fair and reasonable and should be approved; to rule upon an application by Lead Plaintiff's Counsel for an award of attorneys' fees and reimbursement of costs and expenses; and to pass on such other matters as the Court may deem appropriate;
           c. Providing that notice of the Settlement Hearing be given, in the name of the Clerk of the Court, to all Class members, as follows:
                i. Lead Plaintiff's Counsel shall cause to be mailed to all Class members, by first class mail, to their last known addresses as appearing on the records maintained by Nicor's transfer agent or as supplied by Nominees, a copy of the Notice of Pendency of Class Action, Proposed Settlement and Settlement Hearing, substantially in the form attached hereto as Exhibit A-1, and the Proof of Claim and Release, substantially in the form attached hereto as Exhibit A-2;
                ii. Lead Plaintiff's Counsel also shall cause the Summary Notice to be published, substantially in the form annexed hereto as Exhibit A-3, once in the national edition of Investor's Business Daily, within

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                     five (5) days of mailing the Notice and at least thirty
                     (30) days prior to the Settlement Hearing;
           d.   Determining that the Notice as prescribed by paragraph (c)
                above constitutes the best notice practicable under the
                circumstances and constitutes due and sufficient notice of the Settlement Hearing and proposed Settlement to all persons affected by and/or entitled to participate in the Settlement;
           e. Prescribing a period of time that Class members may serve written requests for exclusion from the Class, which shall, in no event, be less than 14 days before the Settlement Hearing;
           f. Prescribing a period of time during which Class members may serve written objections to the Settlement or request for counsel fees, which shall, in no event, be less than 14 days before the Settlement Hearing;
           g. Prescribing a period of time during which Class members must file Proof of Claim and Release forms in order to participate in the Net Settlement Fund;
           h. Preliminarily barring and enjoining the institution and prosecution, by Class members who have not properly excluded themselves from the Class, of any claims against the Defendants that were or could have been asserted in the Action; and
           i. Providing that all funds held in the Settlement Escrow Account and the Notice Account shall be held in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as such

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                funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court or returned to the Defendants as provided herein.
      16. At or prior to the Settlement Hearing, the Parties shall jointly submit to the Court a proposed Final Order and Judgment, substantially in the form attached hereto as Exhibit B:
           a. Certifying the Class for settlement purposes and finding that the Representative Plaintiff adequately represents the Class and that the Class has been given the best notice practicable of the Hearing on the fairness of the Settlement;
           b. Finally approving the Settlement, as provided herein, pursuant to Rule 23 of the Federal Rules of Civil Procedure, as fair, reasonable, adequate and proper and in the best interests of the Class, and directing consummation of the Settlement in accordance with the terms of this Stipulation;
           c. Directing that the Action be dismissed against the Defendants with prejudice and on the merits, without costs (except as otherwise provided herein);
           d. Permanently barring and enjoining the Representative Plaintiff and the Class from instituting or prosecuting any claims against the Defendants and any other Released Parties that were asserted or could have been asserted in the Action;
           e. Reserving jurisdiction, without affecting the finality of the judgment with respect to the foregoing matters, over all matters relating to the administration and consummation of the Settlement provided for herein;
           f.   Entering a bar order as provided in Par. 41-43 hereof; and
           g. Containing such other and further provisions consistent with the terms of the Settlement as the Court may deem appropriate.

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              ADMINISTRATION AND CALCULATION OF CLAIMS

      17. Lead Plaintiff's Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Settlement Fund by the Claims Administrator.
      18. The Defendants shall have no responsibility for, interest in, or liability whatsoever with respect to, the investment or distribution of the Settlement Fund, the Net Settlement Fund, the determination, administration, calculation or payment of claims, the payment or withholding of taxes, or any losses incurred in connection therewith.
      19. The Net Settlement Fund shall be distributed in accordance with the Plan of Allocation. The Plan of Allocation provides that the Net Settlement Fund shall be distributed to members of the Class who submit timely valid
Proofs of Claim ("Authorized Claimants"). Payments to Authorized Claimants shall be their pro rata share of the Net Settlement Fund based upon each Authorized Claimant's Recognized Loss as follows:
           a. The payment to be received by each Authorized Claimant from the Net Settlement Fund shall be calculated by multiplying the total Net Settlement Fund by a fraction, the numerator of which is the claimant's Recognized Loss and the denominator of which is the sum of the Recognized Loss of all Authorized
               Claimants;
           b. An Authorized Claimant's "Recognized Loss" shall be determined as follows:
                     1. claimants who purchased Nicor common stock from November 24, 1999 to July 18, 2002, inclusive, and held that common stock through October 16, 2002
                          (i.e., the end of the 90 days following the disclosures of July 19, 2002), shall have a recognized loss of 100% of the difference between the price paid (not including brokerage fees and commissions) and $27.31 per share (i.e., the mean trading price during the 90 days following the disclosures of July 19, 2002);
                     2. claimants who purchased Nicor common stock from November 24, 1999 to July 18, 2002, inclusive, and sold that common stock between July 19, 2002 and October 16, 2002, inclusive, shall have a recognized loss of the lesser of:
                          (a) the difference between the price paid (not including brokerage fees and commissions) and the price received; OR
                          (b) the difference between the price paid (not including brokerage fees and commissions) and the mean closing price from the date of disclosure (i.e., July 19, 2002) through the date of the sale;
                     3. claimants who purchased Nicor common stock from November 24, 1999 to July 12, 2002, inclusive, and sold that common stock between July 15, 2002 and July 18, 2002, inclusive, shall have a recognized loss of the lesser of:
                          (a) the difference between the price paid (not including brokerage fees and commissions) and the price received; OR

                          (b) $1.00 per share.
           c. Claimants who held Nicor common stock prior to the commencement of the Class Period and sold or held that common stock during the Class Period are entitled to no recovery with respect to that common stock;
           d. Claimants who purchased Nicor common stock during the Class Period but suffered no loss are entitled to no recovery with respect to that common stock;
           e. In performing the above calculations, the trade date rather than the settlement date will be used to determine dates of purchases and sales;
           f. In the case of a Claimant who made multiple purchases and multiple sales of Nicor common stock during the Class Period, these transactions will be treated as if the first shares purchased or otherwise acquired during the Class Period were the first shares sold during the Class Period. Profits on any such transactions during the Class Period will be netted against losses on such transactions to determine the Recognized Loss for the Claimant.
      20.  No Authorized Claimant shall have any claim against Lead
Plaintiff's Counsel or the Claims Administrator, or any other agent designated by Lead Plaintiff's Counsel based on the distribution made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation, and further orders of the Court. Lead Plaintiff's Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed in the interest of achieving substantial justice.
      21. For purposes of determining whether a Class member is an Authorized Claimant:
           a. Each Class member shall be required to submit a Proof of Claim with such supporting documentation as is specified therein; and

           b. All Proofs of Claim must be submitted to the Claims Administrator by the date specified in the Proof of Claim unless such period is extended by agreement of Lead Plaintiff's Counsel. A Proof of Claim shall be deemed to have been submitted when posted, if received in a post-marked envelope, first class postage prepaid, addressed in accordance with the instructions in the Proof of Claim. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.
      22. Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator under the supervision of Lead Plaintiff's Counsel, who shall, in accordance with this Stipulation and the Notice Order, determine the extent, if any, to which each Claim shall be allowed, subject to review by the Court.
      23. The Claims Administrator shall notify Claimants whose claims are rejected and shall allow a reasonable time for curable deficiencies to be remedied. The Claims Administrator shall notify all Claimants whose Proofs of Claim have been rejected finally, in whole or in part, setting forth the reasons therefor.
      24. As soon as practical after the deadline for filing Proofs of Claims has passed and after all disputes regarding rejection of Proofs of Claim have been ruled upon by the Claims Administrator, and after the Effective Date of the Settlement has occurred, Lead Plaintiff's Counsel shall prepare and submit to the Court a proposed order of distribution.
      25. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after: (i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court and all appeals therefore have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time to appeal has expired without any appeal having been filed; and (iv) all costs of administration have been paid.
      26. The Claims Administrator shall be required to permit counsel for any Party to inspect, at reasonable times, all Proofs of Claim received and all records pertaining to calculation of the amount of Recognized Losses.
      27. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim.
      28. Payment in the manner outlined above shall be deemed conclusive as to the claims of all Class Members. Unless the Court orders otherwise, Class Members who do not submit timely and valid Proofs of Claims or whose Proofs of Claims are not approved, shall be barred from participating in distributions from the Settlement Fund. Unless they have been properly excluded from the Class, Class Members shall be bound by all terms of this Stipulation, including the terms of the Release contained herein and the Judgment, regardless of whether or not they are entitled to participate in distributions from the Settlement Fund.

                       FINALITY OF SETTLEMENT

      29. The Settlement shall become "Final" upon entry by the Court of a Final Order and Judgment substantially in the form annexed hereto as Exhibit B, and the expiration of the time from which to appeal from said Final Order and Judgment of Dismissal (which shall be deemed to be 30 days from the date of its entry unless the date to take an appeal shall have been extended by court order or otherwise) without any review or appeal having been taken, or if such review or appeal is taken, after such appeal shall have been withdrawn or finally determined by the highest court before which review is sought, but only in the event that any period of the time in which to seek any further appellate review or appeal has expired, and all such further proceedings shall have been resolved in such manner as to permit the consummation of settlement provided for by this Stipulation in accordance with all of its terms and provisions and all conditions precedent described herein have been satisfied. An appeal only with respect to the award of attorneys' fees and expenses shall not affect the finality of the Final
Order and Judgment of Dismissal.
      30. No distributions shall be made from the Settlement Fund prior to the Effective Date, except that any award of attorneys' fees and expenses to Lead Plaintiff's Counsel made by the Court following that hearing may be paid to Lead Plaintiff's Counsel immediately, subject to Lead Plaintiff's Counsel's joint and several obligation to make appropriate refunds or repayments to the Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed. If any objector files an objection or appears at the Settlement Hearing, then Lead Plaintiff's Counsel shall secure their repayment obligation with a letter of credit issued by a bank located in Illinois, in a form acceptable to the Defendants.
      31. In the event that the Court does not enter Judgment in substantially the form attached hereto as Ex. B, or if the Court enters the Judgment and appellate review is sought and on such review, the entry of Judgment is vacated, modified or reversed, then this Stipulation shall be cancelled and terminated, unless all parties who are adversely affected thereby, in their sole discretion within fifteen (15) business days of the date of such ruling, provide written notice to all other parties of their intent to proceed with the settlement under the terms of the Judgment as it may be modified by the Court. No party shall have any obligation whatsoever to proceed under any terms other than those provided for and agreed to herein. An appellate order denying approval of the award of attorneys' fees and expenses shall not give plaintiffs or the Defendants the right to withdraw from this Stipulation.
      32. If, for any reason, the Settlement does not become Final or is terminated pursuant to the provisions of this Stipulation, then the Parties shall revert to their respective positions immediately prior to the execution of the Stipulation.
      33. If the Settlement is terminated, this Stipulation shall have no further force and effect except for Par. 4 and 47-49 hereof. All negotiations, proceedings and statements made in connection herewith shall be without prejudice to any person or party hereto, shall not be deemed or construed to be an admission by any Party of any act, matter or proposition, and shall not be used in any manner or for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.

            APPLICATION FOR ATTORNEYS' FEES AND EXPENSES

      34. Lead Plaintiff's Counsel intends to apply to the Court at the Settlement Hearing for an award of attorneys' fees for legal services rendered up to an amount of thirty percent (30.00%) of the Settlement Fund plus reimbursement of their expenses incurred in connection with the Action. Interest on such award shall accrue from the same date and at the same rate as interest accrues on the Settlement Fund, unless otherwise provided by the Court.
      35. Lead Plaintiff's Counsel may pay other plaintiffs' counsel such attorneys' fees and reimbursement of expenses, which, in their sole discretion, are just and proper in accordance with their contribution toward the resolution of this action.
      36. The Defendants agree to take no position with respect to the application of Lead Plaintiff's Counsel for fees and expenses. Such fees and expenses will be payable to Lead Plaintiff's Counsel exclusively from the Settlement Fund, and the Defendants shall not be liable for or obligated to pay any fees, expenses, costs or disbursements to, or incur any expense on behalf of, any person, either directly or indirectly in connection with the Action, this Stipulation or the proposed Settlement, other than the payment of the Settlement Amount and the costs incurred to provide the Claims Administrator with a list of Class members from its transfer records.

                              RELEASES

      37. Upon the Effective Date of the Settlement, each of the Representative Plaintiff and Class members and each of the Released Parties shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Parties or any of them, as well as any claims against the Released Parties arising out of, relating to, or in connection with the defense, settlement or resolution of the Action or the Released Claims whether or not such Representative Plaintiff or Class member executes and delivers the Proof of Claim and Release.
      38. In connection with this Release, Lead Plaintiff acknowledges that it is aware that it or other Class members may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different than those they now know or believe to be true with respect to the matters released herein, or with respect to their purchase or sale or other disposition of Nicor securities, for acts, facts, circumstances or transactions occurring or arising during the Class Period (collectively, "Unknown Claims"). Nevertheless, it is the intention of Lead Plaintiff, on behalf of the Class, in executing this Release fully, finally and forever to settle and release all such Unknown Claims. Lead Plaintiff hereby agrees and acknowledges that the provisions of this Release constitute an essential term of the Settlement Agreement.
      39.  Lead Plaintiff expressly understands that principles of law such as
Section 1542 of the Civil Code of the State of California provide that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, would have materially affected his settlement with the defendant(s). To the extent that, notwithstanding the choice of law provisions in this Stipulation, California or other law may be applicable, Lead Plaintiff and the Class Members hereby agree that the provisions of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction which may be applicable herein, are hereby knowingly and voluntarily waived and relinquished by Lead Plaintiffs on behalf of itself and the Class, who acknowledges that this waiver is an essential term of the Release in this Action.
      40. The Proof of Claim and Release to be executed by the Class members shall release all Released Claims against the Released Parties and shall be substantially in the form contained in Exhibit A-2 hereto.

                              BAR ORDER

      41. The Judgment to be entered by the Court upon final approval of the Settlement shall contain a provision permanently barring (i) any and all claims against the Released Parties for contribution or indemnity based upon, relating to, or arising out of the Released Claims, the Action, or any settlement of this Action and (ii) any other claims, regardless of the legal theory on which such claim may be based, whether tort or contract or state or federal law, seeking to recover from the Released Parties any amounts paid to defend, settle, or to satisfy a judgment with respect to any claims that were made or could have been made against anyone who is named or could have been named as a defendant in the Action (the "Barred Claims").
      42. Andersen and the Nicor Defendants hereby mutually release any Barred Claims and any other claims arising from or relating to the subject matter of this Action that either Party could have asserted against the other or against any Released Party.
      43. Notwithstanding anything to the contrary contained herein, the undersigned, for themselves and any other persons claiming by, through, or on behalf of them, acknowledge and agree that (i) in no event shall the Administrator of Andersen, any member of the Administrative Board of Andersen (or any officer, director, members or shareholder of any Administrative Board), any present or former directors, officers, managers, partners, participating principals, national directors or similar persons of Andersen or any of their respective agents or representatives (collectively, the "Andersen Covered Persons") have any personal liability with respect to Andersen's obligations arising out of or relating to this Stipulation; and (ii) no Andersen Covered Person shall be obligated to make, and no Andersen Covered Person in fact will make, any capital contribution or other payment of any kind to Andersen in order for Andersen to satisfy its obligations arising out of or relating to this Stipulation.

                   RIGHT TO TERMINATE STIPULATION

      44. Any member of the Class who chooses not to be a Class member and not to be bound by this Stipulation must serve and file a written request for exclusion in accordance with the procedures established by the Court pursuant to the terms of this Stipulation. Any member of the Class who files a timely notice of exclusion shall have no rights with respect to this Settlement.
      45. The Claims Administrator shall prepare and send to Lead Plaintiff's Counsel and counsel for the Defendants a written report identifying to the extent practicable (a) the Class members who validly elect to exclude themselves from the Class within the deadline specified by the Court in the Notice Order,
(b) the number of Nicor common shares purchased by or on behalf of each such Class member during the Class Period, (c) the number of such common shares sold, if any, by each such Class member, and (d) the date(s) and price(s) of such share purchases and sales (the "Exclusion Notice"). The Exclusion Notice shall be prepared as of the deadline set by the Court for the receipt of exclusion requests by the Claims Administrator (the "Exclusion

Deadline"), and shall be given by the Claims Administrator to Lead Plaintiff's Counsel and counsel for the Defendants no later than five (5) days following the Exclusion Deadline.
      46. The Defendants may unilaterally withdraw from and terminate this Stipulation, in their sole discretion, if persons or entities who elect to exclude themselves from the Class own, in the aggregate, 5% or more of the total number of shares of Nicor stock that the Parties have estimated were purchased and held during the Class Period. In the event of a termination by the Defendants pursuant to this paragraph, this Stipulation shall become null and void and of no further force and effect and the provisions of Par. 33 shall apply. If the Defendants elect to terminate this Settlement pursuant to this paragraph, they must give written notice of that election to Lead Plaintiff's Counsel on or before seven calendar days prior to the Settlement Fairness Hearing.

                   STIPULATION IS NOT AN ADMISSION

      47. Neither this Stipulation nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement is or may be deemed to be or may be used as an admission or evidence of the validity of any Released Claim or of any liability, wrongdoing or fault whatsoever of the Defendants with respect to any of the Released Claims or be deemed evidence of any violation of any statute or law. Any such violations, liability, fault, or wrongdoing have been and are herein again denied by the Defendants.
      48. Neither this Stipulation nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement is or may be deemed to be or may be used as a concession or admission by plaintiffs or any Class member that their claims lack merit or that the defenses asserted by the Defendants have merit.

      49. Neither this Stipulation nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Stipulation shall be offered or received in evidence in any civil, criminal or administrative action, arbitration or other proceeding other than such proceedings as may be necessary to consummate or enforce the Stipulation and the settlement embodied therein or in accordance with Par. 50 hereof.
      50. The Defendants may file the stipulation and/or the Judgment in any action that may be brought against any of them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. This Stipulation may be pleaded as a full and complete defense to any action, suit or other proceeding which may be instituted, prosecuted or attempted for, upon or in respect of any of the claims released hereby. The parties to this Stipulation agree that any such proceeding would cause irreparable injury to the party against whom it is brought and that any court with competent, personal and subject matter jurisdiction may enter an injunction restraining prosecution thereof.
                      MISCELLANEOUS PROVISIONS

      51. Subject to the approval of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.
      52. Words used herein, regardless of the gender or number specifically used, shall be deemed to include the other gender and any other number singular or plural, as the context may require.
      53. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns and any corporation, partnership or other entity into or with which any party hereto may merge, consolidate, or reorganize.

      54. This Stipulation may be executed in one or more counterparts, all of which shall be considered duplicate originals.
      55. This Stipulation, including all of the exhibits appended hereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and may not be modified or amended except in a writing signed by all parties hereto.
      56. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any prior or subsequent breach of this Stipulation.
      57. Any inconsistency between this Stipulation and the exhibits attached hereto shall be resolved in favor of the Stipulation.
      58. The Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Illinois, and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by the internal, substantive laws of the State of Illinois without giving effect to that state's choice of law principles.
      59. To the extent permitted by law, all agreements made and protective orders entered during the course of the Litigation relating to the confidentiality of information shall continue in full force and effect and shall survive this Stipulation.
      60. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

      61. By execution of this Stipulation, the Defendants do not intend to release any claim against any insurer for any cost or expense hereunder, including but not limited to attorneys' fees and expenses.
      62. The Parties hereto and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the Court required by this Stipulation.
      63. Each counsel executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrants and represents that such counsel has full authority to sign this Stipulation on behalf of his or her client(s).
      64. Notices required by this Stipulation shall be submitted by facsimile and overnight delivery to:
                               Samuel P. Sporn OR
                               Joel P. Laitman
                               SCHOENGOLD & SPORN, P.C.
                               19 Fulton Street, Suite 406
                               New York, New York 10038

                               Lead Plaintiff's Counsel

                               Hugh R. McCombs OR
                               Michele Odorizzi
                               MAYER, BROWN, ROWE & MAW LLP
                               190 South LaSalle Street
                               Chicago, IL 60603-3441

                               Attorneys for the Nicor Defendants

                               Scott C. Solberg
                               EIMER STAHL KLEVORN & SOLBERG LLP
                               224 South Michigan Avenue, Suite 1100
                               Chicago, Illinois 60604

                               Attorneys for Arthur Andersen LLP

      65. All Parties to this Stipulation shall be subject to the jurisdiction of the Court for all purposes related to this Action and this Stipulation.

      IN WITNESS WHEREOF, this Stipulation has been executed by the undersigned as of the date set forth below.

Dated:      April 23, 2004
                               SCHOENGOLD & SPORN, P.C.
                               By:  /s/ SAMUEL P. SPORN
                                  ---------------------------------
                               Samuel P. Sporn
                               Joel P. Laitman
                               Jay P. Saltzman
                               19 Fulton Street, Suite 406
                               New York, New York 10038
                               (212) 964-0046

                               Lead Plaintiff's Counsel


                               MAYER, BROWN, ROWE & MAW LLP
                               By:  /s/ MICHELE ODORIZZI
                                  ---------------------------------
                               Hugh R. McCombs
                               Michele Odorizzi
                               190 South LaSalle Street
                               Chicago, IL 60603-3441
                               (312) 782-0600

                               Attorneys for Defendants Nicor Inc.,
                               Thomas L. Fisher, Kathleen L. Halloran,
                               George M. Behrens and Philip S. Cali


                               EIMER STAHL KLEVORN & SOLBERG LLP
                               By:  /s/ SCOTT C. SOLBERG
                                  ---------------------------------
                               Scott C. Solberg
                               224 South Michigan Avenue, Suite 1100
                               Chicago, Illinois 60604
                               (312) 660-7600

                               Attorneys for Defendant Arthur Andersen LLP

                                    EXHIBIT A

                 IN THE UNITED STATES DISTRICT COURT
                FOR THE NORTHERN DISTRICT OF ILLINOIS
                          EASTERN DIVISION

---------------------------------------------------
RICK SINGER, on behalf of himself and all others   )
similarly situated                                 )
                                                   )
                                    Plaintiff,     )
                    v.                             )     No. 02 C 5168
                                                   )
NICOR INC., et al.,                                )
                                                   )
                                    Defendants.    )
---------------------------------------------------)

                    [PROPOSED] ORDER OF PRELIMINARY APPROVAL OF
                       SETTLEMENT AND DIRECTING NOTICE OF
                          SETTLEMENT AND ADMINISTRATION
                          -----------------------------


      WHEREAS, a Stipulation of Settlement dated April 23, 2004 (the "Stipulation") has been executed settling all claims alleged herein against defendants Nicor Inc. ("Nicor"), Thomas L. Fisher, Kathleen L. Halloran,
George M. Behrens and Philip S. Cali (the "Nicor Defendants") and Arthur Andersen LLP (the Nicor Defendants and Andersen are referred to herein collectively as the "Defendants"),
      NOW, upon review and consideration of the Stipulation and the exhibits annexed thereto, and the application of all parties to the Stipulation, it appearing that a hearing on the proposed settlement described in the Stipulation is necessary pursuant to Rule 23 of the Federal Rules of Civil Procedure;
      IT IS HEREBY ORDERED that:
      1. The terms of the Stipulation and the settlement provided for therein are preliminarily approved, subject to the Settlement Hearing described below. All capitalized terms used herein shall have the same meaning as set forth in the Stipulation and/or further order(s) of the Court.

      2. All funds held in the Settlement Escrow Account and the Notice Account shall be held in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as such funds are distributed pursuant to the Stipulation and/or further order(s) of the Court or are returned to the Defendants.
      3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure and for the purposes of this Settlement only, this Court hereby conditionally certifies this action as a class action on behalf of all persons and entities who purchased or otherwise acquired Nicor common stock during the Class Period. Excluded from the class are the Defendants, members of the families of any of the individual defendants, any entity in which any defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the officers, directors, partners, affiliates, legal representatives, heirs, predecessors, successors and assigns of any of the defendants. Also excluded from the Class are any persons who submitted valid and timely requests for exclusion from the Class, as provided for below.
      4. As soon as practicable after the entry of this Order but no later than 10 days from the date of entry hereof, Lead Plaintiff's Counsel shall cause copies of the Notice of Proposed Settlement and Settlement Hearing
(the "Notice") to be provided to all class members identified from the transfer records of Nicor and/or from other sources, as follows:
         a. by mailing a copy of the Notice, substantially in the form attached hereto as Exhibit A-1, and the Proof of Claim and Release ( the "Proof of Claim" ), substantially in the form attached hereto as Exhibit A-2, to the last known addresses of each such Class member by first class mail postage prepaid; and
         b. by publication of the Summary Notice, substantially in the form attached hereto as Exhibit A-3, once in the national edition of Investor's Business Daily, within five (5) days of mailing said Notices of Pendency and at least thirty (30) days prior to the Settlement Hearing.
      5. As set forth in the Notice, all Nominees who held Nicor common stock of record for Class members are directed either (a) to supply the Claims Administrator with a list of the names and addresses of such beneficial holders, or (b) to forward the Notice and Proof of Claim to the beneficial owners of that stock and to submit a statement that they have done so to the Claims Administrator at a post office box to be designated by Lead Plaintiff's Counsel as provided in paragraph 8 below, which statement shall contain a list of the names and addresses of such beneficial holders. Additional copies of the Notice and Proof of Claim for transmittal to beneficial owners shall be made available upon written request to the Claims Administrator at a post office box address to be designated as provided in paragraph 7 below, that they have done so, which statement shall contain a list of the names and addresses of such beneficial holders. Such nominees may seek reimbursement from the Claims Administrator of their reasonable expenses in complying with this Order upon submission of the requisite supporting documentation to the Claims Administrator.
      6. The Court approves, as to form and content, the Notice, the Proof of Claim and the Summary Notice, attached hereto as Exhibits A-1, A-2 and A-3, respectively, and finds that the manner of providing notice set forth in paragraphs 4 and 5 above is the best notice practicable under the circumstances, and constitutes due and sufficient notice of this Order and the Settlement Hearing to all persons affected by and/or entitled to participate in the Settlement, in full compliance with the notice requirements of Rule 23 of the Federal Rules of Civil Procedure and the requirements of due process. Prior to the Settlement Hearing, Lead Plaintiff's Counsel or his agent or other designee shall serve and file a sworn statement evidencing compliance with the provisions of paragraph 3 of this Order concerning the mailing of the Notice and the Proof of Claim, and concerning the publication of the Summary Notice.
      7. Plaintiffs have designated The Garden City Group, Inc., 105 Maxess Road, Melville, New York 11747 as the Claims Administrator, who shall be responsible for providing notice in accordance with this Order . The Claims Administrator shall lease and maintain post office boxes of adequate size for the return of Proofs of Claim. All notices to the Class shall designate the applicable post office box as the return address for the Proof of Claim..
      8. In order to be an Authorized Claimant entitled to participate in the Net Settlement Fund, a Class member shall take the following actions and be subject to the following conditions:
         a. A properly executed and verified Proof of Claim must be filed with the Claims Administrator no later than ________, 2004, at the post office box indicated in the Notice. Each Proof of Claim shall be deemed to have been submitted when posted, if a postmark is indicated on the envelope and it is mailed first-class postage prepaid and addressed in accordance with the class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.
         b. The Proof of Claim filed by each Class member must satisfy the following conditions: (i) the Proof of Claim must be properly filled out, signed and filed in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) the Proof of Claim must be accompanied by adequate supporting documentation for the securities transactions reported therein, in the form of broker confirmation slips, broker account statements, a notarized statement from the broker containing the transactional information found in a broker confirmation slip or other evidence satisfactory in form to the Claims Administrator; (iii) if the person executing the Proof of Claim is acting in a representative capacity, proof of his current authority to act on behalf of the claimant must be furnished with the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein.
         c. As part of the Claimant's Proof of Claim, each Class member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all claims as provided in the Stipulation.
      9. A hearing (the "Settlement Hearing") shall be held at _____ __.m.
on _______, 2004 in Courtroom No. ______, United States Courthouse, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604 before the Honorable Charles R. Norgle, United States District Judge for the Northern District of Illinois, to consider the fairness, reasonableness and adequacy of the proposed Settlement and whether the claims in the Action against the Defendants should be dismissed, whether the proposed plan of allocation should be approved, whether Lead Plaintiff's Counsel's request for attorneys' fees and reimbursement of expenses should be approved, and other related matters.
      10. Any member of the Class who wishes to be excluded from the Class must do so by expressly stating, in writing, a request to be excluded from the Class, and must send such request in an envelope postmarked no later than ______, 2004, and addressed as follows:
                              Samuel P. Sporn, Esq.
                              Joel P. Laitman, Esq.
                            Schoengold & Sporn, P.C.
                                19 Fulton Street
                            New York, New York 10038
                                (212) 964-0046

Requests for exclusion must include: (a) the name of the Class member; (b) the number of Nicor common shares owned by that Class member; (c) the dates and amounts of purchase of said shares; and (d) the dates and amounts of any sales of Nicor common shares. Members of the Class who have not requested exclusion in the time and manner set forth herein shall be bound by all orders and judgments entered in the Action, whether favorable or unfavorable to the Class.
      11. Any Class member who has not validly requested exclusion from the Class may appear at the Settlement Hearing in person or by counsel, if an appearance is filed and served as hereinafter provided, and be heard to the extent allowed by the Court in support of, or in opposition to, the fairness, reasonableness and adequacy of the proposed Settlement, the proposed plan of allocation, and/or the requested award of attorneys' fees and reimbursement of expenses; provided however, that no person shall be heard in opposition to the proposed Settlement and, if approved, the judgment entered thereon, or the requested award of attorneys' fees and reimbursement of expenses. No papers or briefs submitted by any person shall be accepted or considered by the Court unless, on or before _________________, 2004, such person (a) has filed with the Clerk of the Court a notice of such person's intention to appear together with a statement that indicates the basis for such opposition along with any supporting documentation, and (b) has served copies of such notice, statement, and documentation together with copies of any other papers or briefs which such person files with the Court, either in person or by mail, upon Samuel P.
Sporn, Esq., Joel P. Laitman, Esq., Schoengold & Sporn, P.C., 19 Fulton Street, New York, New York 10038, Lead Plaintiff's Lead; Michele Odorizzi, Esq., Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, IL 60603-3441, attorneys for defendants Nicor Inc., Thomas L. Fisher, Kathleen L. Halloran, George M. Behrens and Philip S. Cali; and Scott C. Solberg, Esq., Eimer Stahl Klevorn & Solberg LLP, 224

South Michigan Avenue, Suite 1100, Chicago, Illinois 60604, attorneys for defendant Arthur Andersen LLP
      12. Briefs in support of the Settlement shall be submitted to the Court within 7 days of the Settlement Hearing.
      13. The Court expressly reserves the right to adjourn the Settlement Hearing from time to time without further notice, other than that which may be posted at the Court.
      14. Upon consummation and approval of the Settlement provided for in the Stipulation, the Stipulation, and each and every term and provision thereof, shall be deemed incorporated herein as if explicitly set forth and shall have the full force and effect of an Order of this Court.
      15. The Settlement may be terminated as provided in the Stipulation, and, if the Settlement is so terminated, the Settlement and all proceedings had in connection therewith shall be without prejudice to the status quo ante rights of the parties to the action.
      16. Pending final determination whether the Settlement shall be approved, plaintiffs and all members of the Class are preliminarily barred and enjoined from commencing , instituting or prosecuting any action or other adversary proceeding in any court of law or equity, arbitration tribunal or administrative forum, directly, representatively or derivatively, asserting against any of the Released Parties or any of the Released Claims.
     17. Members of the Class may enter an appearance in the Action through counsel of their own choice, at their own expense. If they do not enter an appearance, they will be represented by Lead Plaintiff's Counsel.

Dated:____________________, 2004


                                    ________________________________________
                                    Hon. Charles R. Norgle
                                    United States District Judge

                                EXHIBIT A-1

                          UNITED STATES DISTRICT COURT
                          NORTHERN DISTRICT OF ILLINOIS

-------------------------------------------------
RICK SINGER, on behalf of himself and all others )
similarly situated                               )
                                                 )
                                  Plaintiff,     )
                        v.                       )    No. 02 C 5168
                                                 )
NICOR INC., ET AL.,                              )    Judge Charles R. Norgle
                                                 )
                                  Defendants.    )
-------------------------------------------------)


PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION.
PLEASE MAKE NOTE THAT, IF YOU ARE A CLASS MEMBER, YOU MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE SETTLEMENT DESCRIBED IN THIS NOTICE. TO CLAIM YOUR SHARE OF THIS FUND, YOU MUST SUBMIT A VALID PROOF OF CLAIM ON OR BEFORE _______ __, 2004.

  -------------------------------------------------------------------



                               NOTICE OF PROPOSED
                         SETTLEMENT AND HEARING THEREON,
                        AND RIGHT TO SHARE IN SETTLEMENT
                             PROCEEDS OF $39,000,000

  -------------------------------------------------------------------

TO:   ALL PERSONS AND ENTITIES ("CLASS  MEMBERS" OR "CLASS") WHO
      PURCHASED COMMON STOCK OF NICOR INC. DURING THE PERIOD FROM
      NOVEMBER 24, 1999 TO JULY 19, 2002 (THE "CLASS PERIOD")

      The purpose of this Notice is to inform you of the proposed Settlement of the above-captioned class action litigation (the "Action") in connection with claims against Nicor Inc. ("Nicor"), Thomas L. Fisher ("Fisher"), Kathleen L. Halloran ("Halloran"), George M. Behrens ("Behrens") and Philip S. Cali ("Cali") (collectively, the "Nicor Defendants") and Arthur Andersen LLP ("Andersen") (the Nicor Defendants and Andersen are referred to collectively herein as the "Defendants"), and the hearing to be held by the United States District Court for the Northern District of Illinois (the "Court") to consider the fairness, reasonableness and adequacy of the proposed Settlement of $39,0000,000 in cash. The proposed Settlement, the terms of which are summarized in this Notice, is embodied in a Stipulation of Settlement of Securities Class Action dated April 23, 2004 (the "Stipulation") which has been filed with the Court. A hearing (the "Final Approval Hearing") to consider whether the Court should approve the proposed Settlement of $39,000,000 and the proposed plan of allocation as fair, reasonable and adequate and whether it should award Plaintiff's Counsel attorneys' fees and expenses will be held by the Court in Courtroom ___ of the United States District Court for the Northern District of Illinois,
      Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604 on ________ __, 2004, at ____ __.m.

I.     SUMMARY OF THE PROPOSED SETTLEMENT

       A. STATEMENT OF PLAINTIFF RECOVERY

       Pursuant to the Settlement described herein, a Settlement Fund has been established consisting of $39,000,000 cash. Plaintiff's Lead Counsel estimate an average recovery, before the award of attorneys' fees and reimbursement of expenses, of approximately $1.76 per damaged share of Nicor stock purchased during the Class Period. Depending on the number of valid and timely proofs of claim filed by members of the Class, and whether Class members sold their Nicor shares during the Class Period or held them until after the end of the Class Period, an individual Class member may receive more or less than this average amount.
    Under the relevant securities laws, a claimant's recoverable damages are limited to the losses attributable to the alleged fraud. Losses which resulted from factors other than the alleged fraud are not compensable from the Settlement Fund. For purposes of the Settlement herein, a Class member's distribution from the Net Settlement Fund will be governed by the proposed plan of allocation described below in Section VII, or such other plan of allocation as may be approved by the Court.

       B. STATEMENT OF POTENTIAL OUTCOME OF CASE
       The parties disagree on both liability and damages and do not agree on the average amount of damages per share that would be recoverable if plaintiffs were to have prevailed on each claim alleged. Plaintiffs allege that the Defendants are liable for materially false and misleading statements during the Class Period and for violations of Generally Accepted Accounting Principles. The Defendants deny that they are liable to the plaintiffs or the Class and deny that plaintiffs have suffered any legally compensable damages.

       C. STATEMENT OF ATTORNEYS' FEES AND COSTS SOUGHT
       Lead Plaintiff's Counsel intends to apply to the Court for an award of attorneys' fees believed to be fair, reasonable, and adequate as payment for their substantial time and efforts expended in the prosecution of this action undertaken on a purely contingent basis, in an amount not to exceed thirty percent (30.00%) of the Settlement Fund, or approximately $11,700,000.00, as well as reimbursement for its actual expenses incurred or paid in the prosecution of this litigation in an amount not to exceed $_________.

       D. IDENTIFICATION OF LAWYERS REPRESENTATIVES
       Any questions regarding the Settlement should be directed to the following Lead Plaintiff's Counsel:

                         SCHOENGOLD & SPORN, P.C.
                         Samuel P. Sporn, Esq.
                         Joel P. Laitman, Esq.
                         Christopher Lometti, Esq.
                         Jay P. Saltzman, Esq.
                         19 Fulton Street
                         New York, NY 10038

                         (212) 964-0046

                         Lead Counsel for the Class

       E. REASONS FOR SETTLEMENT
       Counsel for plaintiffs engaged in extensive investigation before the commencement of this Action; examined hundreds of thousands of pages of documents, including documents produced under Court order, engaged experts with direct experience in accounting and the oil, gas and energy fields and engaged in numerous meetings with damages experts; conducted reviews of the Company's financial filings and their press releases and news articles during the Class Period; appeared before the Court on a number of occasions for hearings; and successfully briefed Defendants' motions to dismiss. Plaintiffs have further deposed employees of and experts retained by Nicor on the claims and defenses in this action. Lead Plaintiff's Counsel believe that, based on the record herein and their assessment of the strengths and weaknesses of the Action, the proposed Settlement, with its substantial benefits, at this point in time represents an excellent result for members of the Class. The parties have agreed to the proposed Settlement, subject to the approval of the Court, after intensive and protracted arm's length negotiations. Lead Plaintiff believes that it is fair, reasonable, and adequate to the members of the Class considering, among other things, the substantial benefits produced by the Settlement to members of the Class, the strengths and weaknesses of Plaintiffs' claims against the Defendants and the uncertainty inherent in this complex litigation, including a long drawn-out appeals process.

II.    DESCRIPTION OF THE SETTLEMENT
       A. STATEMENT OF PLAINTIFF RECOVERY
       The Settlement Fund consists of $39,000,000.00 cash, plus interest earned on that amount from April 23, 2004. The Settlement Fund (net of any amounts paid out pursuant to the terms of the Settlement and orders of the Court), together with interest earned, will be held for the benefit of the Class to be distributed as set out in Section VII below.
       Plaintiffs estimate that there were approximately 22.1 million Nicor common shares purchased during the Class Period which were damaged as a result of the alleged wrongdoing described below. Lead Plaintiff's damages expert estimates that, as of April 15, 2004, the average recovery under the Settlement will be approximately $1.76 per share out of a reasonably provable estimated recovery amount of $4.81 per share or a total of $39,000,000 -- a recovery of approximately 35.34% of the reasonable provable damages -- before the deduction of notice and administration fees and attorneys' fees and expenses, as approved by the Court. The actual recovery obtained by any member of the Class will vary from the average recovery per share depending upon numerous factors, including (i) the actual amount paid and the amount received on the purchase and/or sale of the Nicor shares; (ii) the actual number and amount of claims submitted by members of the Class; and
(iii) the timing of the Class member's transactions in Nicor common stock during the Class Period. As stated, the portion of the Settlement Fund available for distribution to the Class members may be reduced for payment of various costs and expenses, including attorneys' fees and expenses and administrative costs associated with the prosecution of the Action.
       The Settlement will become effective, assuming approval by the Court, upon the judgment to be entered by the Court becoming final, that is, no longer subject to review either by the expiration of the time for the filing of any motions or appeals therefrom with no motion or appeal having been taken, or, if any motions or appeals are taken, by the determination of the motion or appeal by the highest court to which such motion or appeal may be taken in such manner as to permit the consummation of the Settlement in accordance with the Stipulation.
       This Notice is not intended to be a complete description of the Stipulation. The Stipulation contains the full and complete terms of the Settlement, and is available as set forth in Section XI below.

       B. STATEMENT OF POTENTIAL OUTCOME OF THE CASE
       The financial expert retained by Plaintiff's Lead Counsel and the financial expert retained by the Defendants disagree as to the appropriate methodology for calculating, and the amount of, the damages that would be recoverable by each member of the Class were Plaintiffs to prevail on all of their claims against the Defendants. The Defendants denied and continue to deny that the Complaints in the Action state viable claims and believe that Plaintiffs would not recover on their claims. Thus, the potential outcome of the case would vary depending on whether or not Plaintiffs would prevail on their claims or on a portion of their claims and how the Court and jury would fix damages. The potential outcome is impossible to predict because of these factors.

       C. STATEMENT OF ATTORNEYS' FEES AND COSTS SOUGHT
       At the hearing described below, Lead Plaintiff's Counsel will make an application for an award by the Court of attorneys' fees in an amount not to exceed thirty percent (30.00%) of the Settlement Fund, or approximately $11,700,000.00 (or approximately $0.51 per share) (calculated as of April 15, 2004), as well as reimbursement of costs expenses in an amount not to exceed $______ (excluding costs of notice to members of the Class and administration of the Settlement Fund). All such amounts as awarded by the Court shall be paid solely out of the Settlement Fund.
       Counsel for plaintiffs engaged in extensive investigation before the commencement of this Action; examined hundreds of thousands of pages of documents, including documents produced by the Nicor Defendants pursuant to Court order pertaining to (1) documents already produced by Nicor to the Illinois Commerce Commission, Citizens Utility Board, Illinois Attorney General, the Cook County State's Attorney's Office, and the Securities and Exchange Commission relating to the allegations contained in the whistleblower memorandum referred to in Nicor's July 15, 2002 press release;
(2) documents already produced to any of these agencies relating to the investigation of the whistleblower memorandum by Sidley Austin Brown & Wood in preparation of the report by Scott Lassar filed with the SEC on October 31, 2002; and (3) documents already produced to any of these agencies relating to alleged accounting irregularities at Nicor Energy first disclosed by Nicor in a July 18, 2002 press release. Additionally, Lead Plaintiff's Counsel has engaged accounting experts and experts with direct experience in the oil, gas and energy fields; conducted meetings with damages experts; reviewed the Company's financial filings and their press releases and news articles during the Class Period; had numerous appearances before the Court and conducted depositions of employees and experts retained by Nicor.
       The nature of the allegations themselves involved extremely complex accounting principles for the energy industry and internal controls at Nicor during the Class Period. These issues required a detailed examination of Nicor's accounting documents and its auditor's workpapers. Lead Plaintiff's Counsel conducted this litigation on a purely contingent basis and without receiving any compensation for their services. Lead Plaintiff's Counsel has expended thousands of hours of time and effort. Moreover, they advanced their own funds on behalf of the Class to pay the necessary litigation expenses. They have done so on the understanding that, if they were successful in obtaining a recovery, they would apply to the Court for legal fees and reimbursement of their expenses.
       The fees sought by Plaintiffs' Counsel are believed to be fair and reasonable and are customary in actions brought on a contingency fee basis. The expense reimbursement sought by Lead Plaintiff's Counsel consists of expenses actually paid or incurred in the prosecution of the Action to date, and are likewise believed to be fair and reasonable.

       D. IDENTIFICATION OF LAWYERS REPRESENTATIVES
       Any questions regarding the Settlement should be directed to the following Plaintiffs' Counsel:

                         SCHOENGOLD & SPORN, P.C.
                         Samuel P. Sporn, Esq.
                         Joel P. Laitman, Esq.
                         Christopher Lometti, Esq.
                         Jay P. Saltzman, Esq.
                         19 Fulton Street

                         New York, NY  10038
                         (212) 964-0046

                         Lead Counsel for the Class

       E. REASONS FOR SETTLEMENT
       Lead Plaintiff's Counsel have engaged in extensive and intensive investigation and litigation in the pursuit of this Action. Lead Plaintiff's Counsel has also engaged in extensive arm's length negotiations with counsel for the Defendants with respect to the Settlement of the Action. These settlement discussions were intensive and protracted. In addition to disputing any liability, the Defendants' counsel raised issues regarding damages and causation. Against this background, Lead Plaintiff's Counsel believe that the Settlement that has been negotiated (which provides $39,000,000 in cash) is an excellent result and provides certainty of recovery to the members of the Class without the delay inherent in litigating the claims. As set forth above, Lead Plaintiff's Counsel have made a thorough study of the legal principles applicable to the Class claims, have carefully reviewed the facts and circumstances underlying the allegations made in the Action and have conducted intensive and extensive discovery on the merits of this Action.
       Proving the allegations asserted by Plaintiffs also would pose certain significant difficulties. Part of the action and a substantial portion of the alleged damages arise from alleged accounting irregularities at a Nicor joint venture, Nicor Energy L.L.C. ("Nicor Energy"). Nicor Energy operated independently from Nicor, with separate management, operations and officers. Establishing the liability of Nicor for Nicor Energy's fraudulent accounting practices poses a significant legal hurdle, the success of which is in no way assured.
       Further, the allegations in the Action center around extremely complex accounting principles for the energy industry and Nicor's internal controls during the Class Period. These principles and their application by Nicor have required the detailed explanation and assistance of experts in accounting and energy fields. The complexity of the technical issues would likely entail a "battle of the experts" and require an extended trial that would consume a great amount of time. The outcome of a trial cannot be predicted.
       Lead Plaintiff's Counsel also have evaluated the expense and length of time necessary to try the Action, taking into account the uncertainties of predicting the outcome of such complex litigation, including the possibility that the Court might summarily dismiss the Action, the uncertain outcome on the merits, and the possibility of lengthy and costly appeals, including a possible appeal on the merits of the Defendants' Motions for Summary Judgment, if they were to be granted. On the basis of their appraisal of all of these factors, Lead Plaintiff's Counsel have concluded that further proceedings would be protracted, complex and expensive, and that the outcome is uncertain. Based upon consideration of all these factors, and balancing them against the certain, substantial and immediate benefits that will be received as a result of the Settlement, Lead Plaintiff's Counsel has concluded that it is fair, reasonable, adequate and in the best interests of the Class to settle all of the Class claims against the Defendants on the terms and conditions set forth hereinafter.
       Defendants continue to deny any fault, wrongdoing, or liability as a result of the claims made in the Action. The Stipulation expressly provides that the Settlement shall in no event be construed as or deemed to be evidence of any admission or concession on the part of the Defendants, or any of them; of any fault, wrongdoing, or liability whatsoever, or that any of the allegations of the Action are true. Defendants entered into the Stipulation in order to avoid the cost, distraction and drain on their resources of burdensome, protracted and uncertain litigation, and to finally put to rest any and all claims that were or could have been asserted in the Action, or arising out of the matters set forth in the pleadings, without in any way acknowledging any fault or liability. The parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the subject matter of the Action, and acknowledge and agree that it represents a compromise of disputed claims. Accordingly, Class Plaintiff and the Defendants agree that the terms of the Settlement reflect a good faith settlement of the claims against the Defendants, and that the Settlement was reached voluntarily after consultation with experienced legal counsel.

III.   DESCRIPTION OF THE LITIGATION
       A. HISTORY OF THE LITIGATION
       Nicor is a regulated natural gas distribution utility that serves two million customers in a service territory that encompasses most of the northern third of Illinois, excluding the city of Chicago. Nicor also owns several other energy-related ventures, including a 50% interest in Nicor Energy, LLP, a retail energy marketing joint venture with Dynegy, Inc.. This action arises from alleged injury to purchasers of Nicor common stock from the issuance by Nicor of allegedly fraudulently inflated financial statements from November 24, 1999 to July 19, 2002.
       On or about July 22, 2002, a securities class action (the "Action") was filed in the United States District Court for the Northern District of Illinois under the caption above on behalf of purchasers of Nicor common stock, alleging violations of the federal securities laws by Nicor and certain of its directors and officers.
       On or about July 22, 2002, plaintiff Rick Singer published notice of the pendency of this class action in a national business-oriented wire service, advising members of the purported class of their right to move the Court to serve as lead plaintiff or plaintiffs no later than 60 days from the date of publication of the first notice published in this matter.
       On or about October 29, 2002, United States District Judge George W. Lindberg appointed Local 804 I.B.T.

 and Local 447 I.A.M. - UPS Retirement Trust (the "Teamsters") as Lead Plaintiff and approved the Lead Plaintiff's selection of Schoengold & Sporn, P.C. as Lead Counsel and the law firm of Miller Faucher & Cafferty LLP as Liaison Counsel.
       On or about February 14, 2003, an Amended Class Action Complaint was filed by Lead Plaintiff and the Additional Named Plaintiff Detectives Endowment Association Annuity Fund naming Nicor, Fisher, Halloran, George M. Behrens, Cali and Andersen, as defendants in this action.
       On or about April 23, 2003, United States District Judge George W. Lindberg granted Lead Plaintiff's cross-motion for limited particularized discovery and for a partial lifting of the discovery stay, directing production of voluminous documents pertaining to (1) documents already produced by Nicor to the Illinois Commerce Commission, Citizens Utility Board, Illinois Attorney General, the Cook County State's Attorney's Office, and the Securities and Exchange Commission relating to the allegations contained in the whistleblower memorandum referred to in Nicor's July 15, 2002 press release; (2) documents already produced to any of these agencies relating to the investigation of the whistleblower memorandum by Sidley Austin Brown & Wood in preparation of the report by Scott Lassar filed with the SEC on October 31, 2002; and (3) documents already produced to any of these agencies relating to alleged accounting irregularities at Nicor Energy first disclosed by Nicor in a July 18, 2002 press release.
       On or about May 19, 2003 Andersen filed a motion to dismiss the Amended Complaint.
       On or about May 28, 2003, this Action was reassigned to United States District Judge Charles R. Norgle from United States
District Judge George W. Lindberg.
       On or about February 12, 2004, United States District Judge Charles R. Norgle, by two separate orders, and after full briefing of all the defendants motion to dismiss, denied their separate motions to dismiss.

       B. THE DEFENDANTS' DENIAL OF ALL ALLEGATIONS
       The Defendants have denied that the Complaint in the Action states viable claims and do not acknowledge any fault, wrongdoing or liability.
       THE COURT, EITHER BY AUTHORIZING THE SENDING OF THIS NOTICE OR OTHERWISE, HAS NOT EXPRESSED ANY OPINION AS TO THE MERITS OF ANY OF PLAINTIFFS' CLAIMS OR ALLEGATIONS, NOR AS TO ANY OF THE DEFENDANTS' DENIALS OR DEFENSES. THIS NOTICE SHALL NOT BE CONSTRUED AS EXPRESSING ANY SUCH OPINION, BUT IS PROVIDED ONLY SO THAT YOU MAY DECIDE WHAT STEPS, IF ANY, TO TAKE IN RELATION TO THE PROPOSED SETTLEMENT.

IV.    CLASS ACTION DETERMINATION

       In connection with issuing preliminary approval of the settlement, the Court has preliminarily certified the Class alleged in the Complaint for settlement purposes only.

V.  YOUR RIGHT TO BE EXCLUDED FROM THE CLASS
       If you purchased Nicor common stock during the Class Period as described above, and are not a defendant herein, or other excluded person, you are a member of the Class. If you do not wish to remain in the Class, you must provide written notice of your desire to exclude yourself to:

                Nicor Inc. Securities Litigation
                c/o Schoengold & Sporn, P.C.
                19 Fulton Street
                New York, NY  10038

       Your request for exclusion must clearly indicate that you request to be excluded from the Class and must state: the name and address of the person seeking exclusion; the number of Nicor shares, if any, held as of the close of business on November 23, 1999, and for all purchases and sales of Nicor common stock during the applicable Class Period: (a) the number of Nicor shares bought; (b) the number of Nicor shares sold during the Class Period or thereafter; (c) during the Class Period, the total dollar value paid or received for such purchase or sale; (d) the date of such purchase or sale; and
(c) the name(s) in which such shares were registered when purchased and sold. The request for exclusion will not be effective unless all of the above information is provided and unless the request for exclusion is sent via United States mail and postmarked no later than __________, 2004.
       If you validly request exclusion, you will not be entitled to share in the benefits of any court approved Settlement or be bound by any judgment. Any Class member who does not request exclusion may, if he or she desires, enter an appearance through his or her counsel by sending such entry of appearance to the above address.
       All members of the Class who do not request to be excluded is eligible to participate in the benefits of the proposed Settlement in accordance with the plan of allocation approved by the Court and will be bound by the proposed Settlement. Moreover, all members of the Class who do not request to be excluded, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights, and benefits any and all claims, causes of action, rights, actions, suits, obligations, debts, demands, judgments, agreements, promises, liabilities, controversies, costs, expenses and attorneys' fees that have been or could have been asserted and whether now known or unknown, suspected or unsuspected, including without limitation, any claims of violations of federal or state securities laws and any federal or state claims of fraud, intentional misrepresentation, negligent misrepresentation negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations against the Defendants or any of the Released Parties based upon, arising from, or in any way related to the Action and the facts, transactions, events, occurrences, acts or omissions which were or could have been alleged in the Action or Settlement thereof. The Representative Plaintiffs and the Class expressly waive all protection under California Civil Code Section 1542
(General release; extent) or any similar provision of the statutory or nonstatutory law of any other jurisdiction. If you wish to remain a member of the Class, you need do nothing and your rights will be represented by the following Counsel for Plaintiffs:

                            SCHOENGOLD & SPORN, P.C.
                            Samuel P. Sporn, Esq.
                            Joel P. Laitman, Esq.
                            Christopher Lometti, Esq.
                            Jay P. Saltzman, Esq.
                            19 Fulton Street
                            New York, NY 10038

                           Lead Counsel for the Class

In order to share in the benefits of the proposed Settlement, you must file a Proof of Claim and Release form as described below.

VI. EFFECT OF APPROVAL OF THE PROPOSED SETTLEMENT
    AND RELEASE

       If the Court approves the proposed Settlement, judgment will be entered:
       (a) approving the Settlement as fair, reasonable, adequate, meeting the requirements of due process, and in the best interests of the Class; determining the reasonable amount of attorneys' fees and reimbursement of costs and disbursements to be awarded to Lead Plaintiff's Counsel, and retaining jurisdiction for the purposes of effectuating the terms and provisions of the Settlement;
       (b) dismissing with prejudice, and releasing and discharging, any and all claims, debts, demands, actions, causes of actions, specialties, covenants, contracts, variances, damages, executions, rights, suits, sums, accounts, reckonings, presentments, extents and any other liabilities whatsoever, both at law and in equity, known or unknown, accrued or unaccrued, liquidated or contingent, matured or unmatured, of or by the Plaintiff Class, or any member or representative of the Plaintiff Class, whether class, derivative or individual in nature, that were asserted, could have been asserted, could in the future be asserted, or are related to claims that were, could have been, or could in the future be asserted, in the Action or in any other action or proceeding or otherwise by the Plaintiff Class, or by any member or representative of the Plaintiff Class, whether class, derivative or individual in nature (including, without limitation any claims for alleged violations of federal or state statutory or common law, or any other law, and for damages, interest, attorneys' fees, expert or consulting fees, and any other costs, expense or liability whatsoever) arising from or relating to (i) the purchase, sale, distribution or other transfer, of Nicor common stock during the Class Period; or (ii) the facts, transactions, events, occurrences, disclosures, statements, acts or omissions or failures to act by Nicor or any other Defendant, which were, could have been, or could in the future be asserted in the Action or in any other action or proceeding or otherwise.

VII.   YOUR SHARE OF THE SETTLEMENT FUND
       If the proposed Settlement becomes effective, Class members will be entitled to share in the distribution of the proceeds of the Settlement Fund allocated to Plaintiffs and the Class, after payment of attorneys' fees, expenses, and expenses of the settlement administration, to the extent allowed by the Court.
       Payments and distributions from the Settlement Fund on claims submitted by Class members shall be made in accordance with a plan of allocation (the "Plan of Allocation") approved by the Court.
       The Settlement Fund, net of the costs of notice and administration of the Settlement, attorneys' fees and costs as may be awarded by the Court (the "Net Settlement Fund"), shall be distributed in accordance with the following procedures and criteria:
       a) "Eligible Securities" shall be Nicor common shares purchased or otherwise acquired during the period from November 24, 1999 to July 19, 2002 (the "Class Period");
       b) Subject to paragraphs (c) and (d) below, the recognized per share loss for each Nicor common share purchased or otherwise acquired during the Class Period shall be determined as follows:
          1. claimants who purchased Nicor common stock from November 24, 1999 to July 18, 2002, inclusive, and held that common stock through and including October 16, 2002 (i.e., the end of the 90 days following the disclosures of July 19, 2002), shall have a recognized loss of 100% of the difference between the price paid (not including brokerage fees and commissions) and $27.31 per share (i.e., the mean trading price during the 90 days following the disclosures of July 19, 2002);
          2. claimants who purchased Nicor common stock from November 24, 1999 to July 18, 2002, inclusive, and sold that common stock between July 19, 2002 and October 16, 2002, inclusive, shall have a recognized loss of the lesser of:
             (a) the difference between the price paid (not including brokerage fees and commissions) and
                 the price received; OR
             (b) the difference between the price paid (not including brokerage fees and commissions) and the mean closing price from the date of disclosure (i.e., July 19, 2002) through the date of the sale;
          3. claimants who purchased Nicor common stock between November 24, 1999 to July 12, 2002, inclusive, and sold that common stock between July 15, 2002 and July 18, 2002, inclusive, shall have a recognized loss of the lesser of:
             (a) the difference between the price paid (not including
                 brokerage fees and commissions) and the price received; OR
             (b) $1.00 per share.
          4. claimants who held Nicor common stock prior to the commencement of the Class Period and sold or held that common stock during the Class Period are entitled to no recovery with respect to that common stock;
          5. Claimants who purchased Nicor common stock during the Class Period but suffered no loss are entitled to no recovery with respect to that common stock;
       c) In processing Claims, the first-in, first-out basis (FIFO) will be applied to both purchases and sales. Each Claim must show the number of Nicor common shares held as of the close of business on November 23, 1999 and the prices paid therefor, and all purchases and sales of Eligible Securities made until October 16, 2002, inclusive, and the prices paid therefor. The sales of Eligible Securities will be matched in chronological order first against the shares so held as of the close of business on November 23, 1999 and then against the earliest in time purchases of Eligible Securities during the applicable Class Period. Resulting match-ups which show a gain will be netted against losses on such transactions to determine the Recognized Loss for the Claimant.
       d) In the event that the Net Settlement Fund is more or less than the aggregate of all Claimants' Eligible Amount, each Claimant will receive a proportionate share of the Net Settlement Fund based upon the ratio of that Claimant's Eligible Amount to the aggregate of all Claimants' Eligible Amounts.
       e) The determinations of the Claims Administrator shall be subject to review and approval by the Court, as part of the Court's review and approval of a proposed Order of Distribution. Neither the Defendants nor their counsel shall have any responsibility or liability with respect to the administration of Claims by the Claims Administrator, including determinations as to the Claims of Class members, nor shall they have any right to challenge any Claims.
       If you acquired any Nicor common shares during the Class Period by gift, inheritance, or operation of law, you are to report this transaction as if you acquired the stock at the same time and at the same cost as the person who purchased the shares.
       This Plan of Allocation, and any modification thereof, shall be subject to the approval of the Court as fair, reasonable and adequate to the members of the Plaintiff Class only upon notice and opportunity to be heard by all parties. The Defendants take no position with respect to the Plan of Allocation and shall have no responsibility for its provisions or terms. The Plan of Allocation may be altered or amended by order of the Court only for good cause shown.
       Following the calculation of each Claimant's recognized loss Lead Plaintiff's Counsel expect to recommend to the Court that all available cash comprising the Settlement Fund shall be allocated so that each Claimant will receive a proportionate share of the Settlement Fund based upon the ratio of that Claimant's recognized loss to the aggregate of all Claimants' recognized losses. Claimants filing claims resulting in a proportionate share of the Settlement Fund less than $10 in cash shall not be paid but shall otherwise be bound by the Judgment.
       In order to make a claim to share in the proceeds of the proposed Settlement described above, you must fill out and submit the enclosed Proof of Claim and Release in the attached form, postmarked no later than ___________, 2004. Each Class member, by filing a Claim, shall submit to the jurisdiction of the Court for purposes of this action.
       ANY CLASS MEMBER WHO FAILS TO SUBMIT A VALID AND TIMELY PROOF OF CLAIM AND RELEASE FORM WILL BE FOREVER BARRED FROM SHARING IN THE DISTRIBUTION PROCEEDS OF THE SETTLEMENT, BUT WILL NONETHELESS BE BOUND BY THE JUDGMENT.
       In the event that an appeal is taken or a motion is filed as to the Court's approval of the proposed Settlement, no distribution will be made until such time as any and all motions and appeals are finally resolved in such manner as to permit consummation of the Settlement in accordance with the Stipulation.

VIII.  TERMINATION OF PROPOSED SETTLEMENT
       If there is no final Court approval of the proposed Settlement in this case, or if the Defendants withdraw from the Settlement in accordance with the Stipulation, or if the Settlement is not consummated for any other reason, the Stipulation will become null and void, and the parties will resume their former positions in this Action.

IX.    THE SETTLEMENT HEARING
IF YOU DO NOT WISH TO OBJECT TO THE PROPOSED SETTLEMENT, PLAN OF ALLOCATION OR REQUEST FOR ATTORNEYS' FEES AND EXPENSES YOU NEED NOT APPEAR AT THE HEARING.
       Pursuant to an Order of this Court, dated ____________, 2004, the Final Approval and Settlement Fairness

Hearing (the "Final Approval Hearing") with respect to the Settlement will be held in Courtroom ___ of the United States Courthouse, United States District Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604 at __:00 __.m.
on ___________, 2004 to determine whether the proposed Settlement is fair, reasonable, adequate, meets the requirements of due process, and is in the best interests of the Class, and should be approved by the Court. At this hearing the Court will also pass on Plaintiffs' Counsel's application for attorneys' fees and reimbursement of costs and disbursements and Plaintiffs' proposed
Plan of Allocation.
       Any member of the Class who has not requested exclusion as described above may appear at the Final Approval Hearing in person, or through duly authorized counsel of his or her choice, and show cause, if any, why the proposed Settlement, the proposed Plan of Allocation, and the application for attorneys' fees and reimbursement of costs and disbursements should not be approved. Any such objection must be supported by the following documents: a written objection and any supporting memoranda or other papers and information (including documentary proof of membership in the Class), and a written statement signed by the objector and setting forth (a) the name, address, and telephone number of the objector; (b) the number and price of Nicor common shares purchased by the objector during the applicable Class Period, and the date of each such transaction with proof thereof, (c) the number and price of Nicor common shares sold during the applicable Class Period or thereafter, and the date of each such transaction with proof thereof, and (d) the reason the person is objecting. The failure to file in a timely manner may bar the objector from being heard, absent relief from the Court. No such objection will be heard and no papers or briefs will be considered unless those objections or papers have been filed with the Clerk of the United States District Court for the Northern District of Illinois, no later than __________, 2004, showing due proof of service, by hand or by first class mail, postage prepaid, on the following persons:

                            Samuel P. Sporn, Esq.
                            Joel P. Laitman, Esq.
                            Jay P. Saltzman, Esq.
                            SCHOENGOLD & SPORN, P.C.
                            19 Fulton Street
                            New York, NY 10038

                            Lead Counsel for the Class

                            Bradley J. Andreozzi
                            Michele Odorizzi
                            Mayer, Brown, Rowe & Maw LLP
                            190 South LaSalle Street
                            Chicago, IL 60603-3441

                            Attorneys for Defendants Nicor Inc.,
                            Thomas L. Fisher, Kathleen L. Halloran,
                            George M. Behrens and Philip S. Cali


                            Scott C. Solberg
                            EIMER STAHL KLEVORN & SOLBERG LLP
                            224 South Michigan Avenue
                            Suite 1100
                            Chicago, Illinois 60604

                            Attorneys for Defendant Arthur Andersen LLP


       You may file an objection without having to appear at the Settlement Hearing. Members of the Class who approve of the proposed Settlement do not need to appear at the Settlement Hearing to indicate their approval, although they must file a Proof of Claim to participate in the Settlement.

ANY CLASS MEMBER WHO DOES NOT OBJECT IN THE MANNER DESCRIBED HEREIN WILL BE DEEMED TO HAVE WAIVED ANY OBJECTION, AND SHALL BE FOREVER FORECLOSED FROM MAKING ANY OBJECTION TO THE PROPOSED SETTLEMENT.

X.     SPECIAL NOTICE TO BROKERS, BANKS AND OTHER NOMINEES

       If you, as nominee, purchased Nicor common stock during the Class Period on behalf of any beneficial owner, you have been directed by Order of the Court dated ____________, 2004 immediately to contact the CLAIMS ADMINISTRATOR, NICOR INC. SECURITIES LITIGATION, c/o THE GARDEN CITY GROUP, P.O. Box 9000 #6221, Merrick, New York 11566-9000, Telephone: (866) 808-3585, and either (a) within fourteen (14) days after receipt from the Claims Administrator of copies of the Notice and Proof of Claim and Release, mail such copies to the beneficial owners of the securities, providing written confirmation, in Affidavit form, to the Claims Administrator and Plaintiff's Lead Counsel of such mailing, or (b) provide the Claims Administrator with the names and addresses of such beneficial owners, in which case the Claims Administrator will then send copies of the Notice and Proof of Claim and Release to each such person. The Claims Administrator will provide nominees with additional copies of the Notice and Proof of Claim and Release upon the request of such nominees. The Claims Administrator will also offer reimbursement to nominees for the reasonable administrative costs of searching their records to find the names and addresses of the beneficial owners and for mailing the Notices.

XI.    FURTHER INFORMATION

       For a more detailed statement of the matters involved in this litigation, you are referred to the papers on file in this action, including the Stipulation, which may be inspected during regular business hours at the Office of the Clerk of the United States District Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604.

PLEASE DO NOT CALL OR WRITE THE COURT DIRECTLY. IF YOU HAVE ANY QUESTIONS, PLEASE WRITE TO THE FOLLOWING COUNSEL REPRESENTING PLAINTIFFS AND THE CLASS:

                            Schoengold & Sporn, P.C.
                                19 Fulton Street
                               New York, NY 10038


Dated: ____________, 2004
                                    BY ORDER OF THE UNITED STATES
                                    DISTRICT COURT FOR THE
                                    NORTHERN DISTRICT OF ILLINOIS

                                    THE HONORABLE CHARLES R.NORGLE


                                    ______________________________

                                EXHIBIT A-2

                     IN THE UNITED STATES DISTRICT COURT
                    FOR THE NORTHERN DISTRICT OF ILLINOIS
                             EASTERN DIVISION

---------------------------------------------------
RICK SINGER, on behalf of himself and all others   )
similarly situated                                 )
                                                   )
                                    Plaintiff,     )
                v.                                 )     No. 02 C 5168
                                                   )
NICOR INC., et al.,                                )
                                                   )
                                    Defendants.    )
---------------------------------------------------)

                         PROOF OF CLAIM AND RELEASE
                         --------------------------

      DEADLINE FOR SUBMISSION: __________, 2004.

      IF YOU PURCHASED OR OTHERWISE ACQUIRED NICOR INC. ("NICOR") COMMON STOCK DURING THE PERIOD FROM NOVEMBER 24, 1999 TO JULY 19, 2002, YOU ARE A "CLASS MEMBER" AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT PROCEEDS. (EXCLUDED FROM THE CLASS ARE THE NICOR DEFENDANTS AND ARTHUR ANDERSEN, LLP ("ANDERSEN"), THE OFFICERS AND DIRECTORS OF NICOR AND ANDERSEN AT ALL RELEVANT TIMES, MEMBERS OF THE INDIVIDUAL DEFENDANTS' IMMEDIATE FAMILIES AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS OR ASSIGNS AND ANY ENTITY IN WHICH THE NICOR DEFENDANTS AND/OR ANDERSEN HAVE OR HAD A CONTROLLING INTEREST).

      IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.
      YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY FIRST CLASS MAIL, POSTMARKED NO LATER THAN _________ __, 2004 TO THE FOLLOWING
      ADDRESS:

           NICOR SECURITIES LITIGATION
           P.O. Box 9000 #6221
           Merrick, New York 11566-9000

           YOUR FAILURE TO SUBMIT YOUR CLAIM BY ________ __, 2004 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

           1. I purchased or otherwise acquired Nicor common stock during the period from November 24, 1999 to July 19, 2002 (the "Class Period"). Do not submit this Proof of Claim if you did not purchase or otherwise acquire Nicor common stock during this period.
           2. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class Member as defined above and in the Notice of Pendency of Class Action, Proposed Settlement and Attorneys' Fees Petition and Hearing (the "Notice"), or am acting for such person; that I am not a defendant in the Action or anyone excluded from the Class; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; that I elect to participate in the proposed Settlement described in the Notice; and that I have not submitted a request for exclusion. (If you are acting in a representative capacity on behalf of a Class Member (e.g., as an executor, administrator, trustee, or other representative), you must submit evidence of your current authority to act on behalf of that Class Member. Such evidence would include, for example, letters testamentary, letters of administration, or a copy of the trust documents.)
           3. I have set forth where requested below all relevant information with respect to each purchase or acquisition of Nicor common stock during the Class Period, and each sale or retention, if any, of such securities.

           4. I have enclosed photocopies of the stockbroker's confirmation slips, stockbroker's statements, relevant portions of my tax returns or other documents evidencing each purchase, acquisition, sale or retention of Nicor common stock listed below in support of my claim. IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.
           5. I understand that the information contained in this Proof of Claim is subject to such verification as the Court may direct, and I agree to cooperate in any such verification.
           6. I hereby acknowledge that upon the occurrence of the Effective Date (as defined in the Notice), my signature hereto will constitute a full, final, and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, successors, and assigns and any person(s) they represent, in any and every capacity whatsoever, for good and sufficient consideration, the receipt of which is hereby acknowledged, of any and all Released Claims against any and all Released Parties, as those terms are defined in the Stipulation of Settlement, including without limitation, any and all claims, however denominated, whether known or unknown, suspected or unsuspected, including without limitation those based in statute, contract, tort or any body of law, which arise out of or in any way relate to: the claims against the Defendants set forth in the Action or the subject matter of the claims against the Defendants set forth in the Action; the offer, purchase, sale, transfer or retention of any Nicor securities during the Class Period; disclosures or oral or written representations or alleged omissions that were issued, made or operative during the Class Period; and/or any claims which have been or could have been asserted in the Action or any other proceeding against any of the Released Parties, including, but not limited to, Defendants, Defendants' past, present and future parent companies, subsidiaries, divisions, related or affiliated entities, joint ventures, predecessors and successors, and their past, present and future directors, officers, partners, principals, employees, shareholders, agents, advisors, attorneys, and insurers, including but not limited to, insurers, co-insurers, and reinsurers, and their respective heirs, executors, administrators, personal or legal representatives, successors, transferees and assigns, spouses, or any members of their immediate families, and any and all persons natural or corporate in privity with them or acting in concert with any of them or acting on behalf of or at the direction of any of them.

           7. Statement of Claim

Name(s) of Beneficial Owner(s):



___________________________Name

_____________________________Name

_____________________________Street No.

____________                           ___________Zip Code
___________City
State


(      ) _______________________   (      ) ________________________
Telephone No. (Day)                 Telephone No. (Night)

____________________________________Taxpayer I.D. No. or Social Security No.


Check one:___ Individual  ___ Corporation ___ Trust___ Estate___ IRA_________

Other _________________ (specify)____________________________Joint Owner's Name
(if any)


           8. At the close of business on November 23, 1999, I owned __________ shares of Nicor common stock.

           9.I made the following purchases of Nicor common stock on the open market, or otherwise acquired Nicor common stock, during the period from November 24, 1999 through July 18, 2002, inclusive:


Date(s) of Purchase    Number of Shares of  Purchase Price   Aggregate Cost
(List Chronologically) Common Stock Common  Share of Common  (including,
(Month/Day/Year)       Purchased/Acquired   Stock            commissions, taxes,
                                                             and fees)

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________


           10. I made the following sales of Nicor common stock during the period from November 24, 1999 through October 16, 2002, inclusive:


Date(s) of Sale        Number of Shares of  Sale Price Per   Amount Received
List Chronologically)  Common Stock Sold    Share of Common  (net of
(Month/Day/Year)                            Stock            commissions,
                                                             taxes, and fees)

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

           11. I made the following purchases of Nicor common stock on the open market, or otherwise acquired Nicor common stock, during the period from July 20, 2002 through October 16, 2002, inclusive:

Date(s) of Purchase    Number of Shares of  Purchase Price   Aggregate Cost
(List Chronologically) Common Stock Common  Share of Common  (including,
(Month/Day/Year)       Purchased/Acquired   Stock            commissions, taxes,
                                                             and fees)

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

____/____/______       __________________   $______________  $______________

           12. At the close of business on October 16, 2002, I still owned __________ shares of Nicor common stock.
           13. Substitute Form W-9
           Request for Taxpayer Identification Number:
           Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security Number. The Internal Revenue Service ("I.R.S.") requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.


           ________________________________________Social Security Number (for
individuals) or________________________________________Taxpayer Identification
Number(for estates, trusts, corporations, etc.)


           14.  Certification
           UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

           I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.


                                    Signature of Claimant (If this claim is
                                    being made on behalf of Joint Claimants, then each must
                                    sign)

                                    ________________________(Signature)

                                    ________________________(Signature)

Date:  ________________

      THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN _______ __, 2004, AND MUST BE MAILED TO:

Nicor Inc. Securities Litigation, P.O. Box 9000 #6221, Merrick,
New York 11566-9000.

           A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by ______________, 2004 and if a postmark is indicated on the envelope and it is mailed first class, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

           If you wish to be assured that your Proof of Claim is actually received by the Claims Administrator then you should send it by Certified Mail, Return Receipt Requested. No acknowledgment will be made as to the receipt of claim forms. You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim. Please notify the Claims Administrator of any change of address.

                          UNITED STATES DISTRICT COURT
                          NORTHERN DISTRICT OF ILLINOIS
---------------------------------------------------
RICK SINGER, on behalf of himself and all others   )
similarly situated                                 )
                                                   )
                                    Plaintiff,     )
                         v.                        )    No. 02 C 5168
                                                   )
NICOR INC., et al.,                                )
                                                   )
                                    Defendants.    )
---------------------------------------------------)


                      SUMMARY NOTICE OF HEARING ON PROPOSED
                            SETTLEMENT OF $39,000,000

TO:    ALL PERSONS AND ENTITIES ("CLASS MEMBERS" OR "CLASS") WHO
       PURCHASED COMMON STOCK OF NICOR INC. DURING THE PERIOD FROM NOVEMBER 24, 1999 TO JULY 19, 2002 (THE "CLASS PERIOD")


      YOU ARE HEREBY NOTIFIED that a hearing will be held before the Honorable Charles R. Norgle, on ___________, 2004 at 10:00 a.m. in Courtroom __ of the United States District Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, to determine whether orders should be entered (a) finally approving the proposed Settlement of $39,000,000 in cash; (b) dismissing with prejudice the litigation as against the Defendants; (c) approving the Plan of Allocation of the Net Settlement Fund; and (d) awarding counsel fees and reimbursement of expenses to counsel for plaintiffs.

      This notice is only a summary. If you have not yet received a "Notice of Proposed Settlement And Hearing Thereon And Right to Share in Settlement Proceeds" which describes in detail the terms of the proposed Settlement and your rights thereunder, you may obtain a copy of said Notice by contacting:

                              CLAIMS ADMINISTRATOR
                        NICOR INC. SECURITIES LITIGATION
                               P.O. Box 9000 #6221
                          Merrick, New York 11566-9000
                            Telephone: (866) 808-3585


      If you have any questions regarding the litigation or require information in addition to the Notice or Proof of Claim, you may contact Plaintiff's Lead
Counsel:  SCHOENGOLD  & SPORN, P.C., Samuel P. Sporn, Esq., Joel P.
Laitman, Esq., Jay P. Saltzman, Esq., 19 Fulton Street, Suite 406,
New York, NY 10038, (212) 964-0046.

       PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR
INFORMATION.

Dated:________________, 2004
                                            BY ORDER OF THE COURT

                                 EXHIBIT B

                 IN THE UNITED STATES DISTRICT COURT
                FOR THE NORTHERN DISTRICT OF ILLINOIS
                          EASTERN DIVISION

---------------------------------------------------
RICK SINGER, on behalf of himself and all others   )
similarly situated                                 )
                                                   )
                                    Plaintiff,     )
                    v.                             )     No. 02 C 5168
                                                   )
NICOR INC., et al.,                                )
                                                   )
                                    Defendants.    )
---------------------------------------------------)

                       [PROPOSED] FINAL ORDER AND JUDGMENT

      This matter having come before the Court for approval of a settlement of the above-captioned consolidated class action, pursuant to the Order of this Court dated ___________, 2004 (the "Hearing Order"), to consider and determine the matters set forth in said Hearing Order; and due and adequate notice (the "Notice") having been published and transmitted by first-class mail, postage prepaid, to those persons or entities who could reasonably be identified as having purchased or acquired Nicor Inc. ("Nicor") common stock during the period from November 24, 1999 to July 19, 2002 (the "Class Period"), except those persons or entities excluded from the definition of the Class, and all such persons having any objection to the proposed Settlement or the attorneys' fee and expense request of Plaintiff's Lead Counsel described in the Notice or the plan of allocation described in the Notice having been given an opportunity to present such objections to the Court; and the Court having heard all parties and having considered all papers filed in connection therewith, and good cause appearing therefor,

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      IT IS HEREBY ORDERED, ADJUDGED, and DECREED THAT:
      1. Unless otherwise defined herein, all terms that are capitalized herein shall have the meanings ascribed to those terms in the Stipulation of Settlement of Securities Class Action dated April 23, 2004 (the "Stipulation").
      2. This Court has jurisdiction over the subject matter of this Action (and all actions and proceedings consolidated in the Action) and over all parties to the Action, including Lead Plaintiff, the Additional Named Plaintiff, all members of the Class, and Defendants.
      3. The Court finds that the prerequisites for a class action under Fed. R. Civ. P. 23(a) and (b)(3) have been satisfied. Specifically, the Court finds that Lead Plaintiff has and will adequately represent the interests of the Class and appoints Lead Plaintiff as class representative.
      4. Pursuant to Rule 23 of the Federal Rules of Civil Procedure and for the purposes of this Settlement only, this Court hereby finally certifies this action as a class action on behalf of all persons and entities who purchased or otherwise acquired Nicor common stock during the Class Period. Excluded from the class are the Defendants, members of the families of any of the individual defendants, any entity in which any defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors and assigns of any of the defendants. Also excluded from the Class are any persons who submitted valid and timely requests for exclusion from the Class, as identified in Exhibit 1 hereto.
      5. Based upon the evidence submitted by Lead Plaintiff's Counsel, this Court finds that

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the dissemination of the Notice of Pendency of Class Action, Proposed
Settlement and Attorneys' Fee Petition and Hearing Thereon (the "Notice") as previously authorized by the Court, constituted the best notice practicable, and was due and sufficient notice to those entitled to such notice pursuant to Rule 23 of the Federal Rules of Civil Procedure and principles of due process.
      6. This Court hereby approves the Settlement and finds that the Settlement is, in all respects fair, reasonable, adequate, meets the requirements of due process, and is in the best interest of the Class, especially in light of the complexity, expense and probable duration of further litigation, the discovery conducted to date, the risks of establishing liability and damages, the intensive arm's length negotiation of experienced counsel, and the reasonableness of the recovery herein considering the range of possible recovery and the attendant risks of litigation, and the Court further directs the parties thereto to consummate the terms and provisions of the Settlement.
      7. This Court hereby dismisses the Action, as well as all claims of any kind that were made, could have been made, or could in the future be made, in the Action, or in any other action or proceeding, including the Released Claims, and the claims described in Paragraph 9 herein, on the merits, with prejudice, and in full and final discharge of any and all such claims, by any person not seeking exclusion against the Defendants and the Released Parties, and without costs (except as provided in the Stipulation) to be binding on the Lead Plaintiff and all Class Members. This Court specifically finds that all Class Members are bound by the Settlement and this Order.
      8. Upon the Effective Date, each and every Class Member who has not timely and validly requested exclusion, whether or not such Class Member has filed a Proof of Claim, are and

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will be deemed to have conclusively released the Released Claims as against the
Released Parties. The Lead Plaintiff, the Additional Named Plaintiff, and all other Class Members who have not properly excluded themselves from the Class, shall further, as of the Effective Date, conclusively be deemed to have waived the rights afforded by California Civil Code Section 1542 and any similar statute or law, or principle of common law, of California or any other jurisdiction.
      9. Upon the Effective Date, as defined in the Stipulation, all claims against the Defendants and the Released Parties, however denominated, including but not limited to claims for contribution, indemnification or reimbursement, arising under federal or state law, including without limitation those based in statute, contract, tort or any body of law, which arise out of or in any way relate to the Action or the Released Claims, and which have been asserted or could have been asserted against the Defendants in the Action or any other proceeding by any Class member who has not timely and validly requested exclusion, or, to the extent legally permissible, any other person or entity, are hereby extinguished, discharged, satisfied and barred, and the future filing, institution, reinstitution and/or prosecution of such claims is hereby enjoined.
      10. Those persons, if any, identified in Exhibit 1 hereto shall be excluded from the Class and from any benefits under the Settlement and (a) said persons may not pursue any claims or remedies on behalf of those who are bound by the Judgment against the Defendants or the other Released Parties, or in connection with or relating in any way to the Released Claims compromised in the Settlement and (b) they shall not commence, maintain, or participate in any class, derivative or representative action relating in any way to the Released Claims compromised in the Settlement.

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      11. Neither the Settlement, this Judgment, any of their terms and provisions, nor the fact of settlement, nor any of the proceedings or negotiations connected with it, nor any of the documents or statements referred to therein shall be: (a) construed as a concession or admission by the Defendants or the Released Parties with respect to any of the Released Claims or be deemed evidence of any violation of any statute or law or of any liability, fault or wrongdoing with respect to the Released Claims; (b) offered or received against the Defendants as an admission or concession that recovery could be had in any amount should the Action not be settled; (c) construed as a concession or admission by Plaintiffs or any Class Member that their claims lack merit or that the defenses asserted by the Defendants have merit; (d) offered or received in evidence in any civil, criminal or administrative action, arbitration or other proceeding other than such proceedings as may be necessary to consummate or enforce the Settlement; provided, however, that the Defendants may file the Stipulation, the Judgment and/or any releases executed in connection therewith, in any action that may be brought against any of them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
      12. The Court hereby approves the Plan of Allocation as fair, reasonable and equitable and Lead Plaintiff's Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.
      13. The Court finds that all parties and their counsel have complied with each

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requirement of Rule 11 of the Federal Rules of Civil Procedure as to all
proceedings herein.
      14. This Court hereby awards attorneys' fees in the amount of ______% of the Settlement Fund, including interest at the same rate as earned by the Settlement Fund, to Lead Plaintiff's Counsel. The Court further awards expenses (including experts' fees and expenses) in the amount of $_______________ to Lead Plaintiff's Counsel. Lead Plaintiff's Counsel, in their sole discretion, may make payment to other Plaintiffs' counsel who have contributed to the successful prosecution of this Action. Lead Plaintiff's Counsel's judgment in this matter shall be deemed conclusive. In accordance with the terms and conditions set forth in the Stipulation, payment of fees and expenses may be made immediately upon the final order and approval of the Settlement, and shall be paid out of, and shall not be in addition to, the Settlement Fund.
      15. Without affecting the finality of this Judgment, the Court hereby reserves and retains continuing jurisdiction over this Action and the parties to the Stipulation and the Class Members for all matters related to this Action, including, but not limited to, the administration, interpretation, effectuation or enforcement of the Stipulation and the Judgment, and any application for fees and expenses incurred in connection with administering and distributing the Settlement proceeds to the members of the Class.

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      16. The provisions of this Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay and directs, pursuant to Fed.
R. Civ. P. 54(b), this Judgment to be entered as a final judgment with respect to all matters ordered, judged and decreed.


Dated ______________, 2004


                                    _____________________________
                                    The Hon. Charles R. Norgle
                                    United States District Judge


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